CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE FINCH THERAPEUTICS GROUP, INC. HAS DETERMINED THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO FINCH THERAPEUTICS GROUP, INC. IF PUBLICLY DISCLOSED.

Exhibit 10.5

FINCH THERAPEUTICS, INC.

AND

MILLENNIUM PHARMACEUTICALS, INC.

AMENDED AND RESTATED AGREEMENT

TABLE OF CONTENT

1.	DEFINITIONS	3
2.	LICENSES; PROPRIETARY RIGHTS	17
3.	GOVERNANCE; INFORMATION SHARING	23
4.	DEVELOPMENT PROGRAM	27
5.	REGULATORY MATTERS	31
6.	MANUFACTURE AND SUPPLY	32
7.	COMMERCIALIZATION	34
8.	CONSIDERATION; PAYMENT	34
9.	PATENT	40
10.	CONFIDENTIALITY	45
11.	REPRESENTATIONS AND WARRANTIES	47
12.	RISK ALLOCATION	48
13.	TERM AND TERMINATION	50
14.	DISPUTE RESOLUTION	52

This Amended and Restated Agreement (“Agreement”) is entered into as of October 21, 2019 (“Restatement Effective Date”) by and between Finch Therapeutics, Inc., a Delaware corporation having its principal office at 200 Inner Belt Road, 4th Floor, Somerville, Massachusetts 02143 (“Finch”), and Millennium Pharmaceuticals, Inc., a Delaware corporation having its principal office at 40 Landsdowne Street, Cambridge, Massachusetts 02139, USA (“Takeda”), an indirect wholly-owned subsidiary of Takeda Pharmaceutical Company Limited, and sets forth the terms and conditions that will apply to the performance of certain research and development work by each party and the grant by Finch to Takeda of certain licenses to proprietary Finch technology.

Background

Finch and Takeda are the parties to that certain Agreement (“Original Agreement”) dated January 27, 2017 (“Original Effective Date”).

Prior to the Original Effective Date, Finch had developed proprietary algorithms related to human and non- human microbiome genomic analytics that, either alone or integrated with other genomic information, in vitro or in vivo functional assays and/or clinical data allows for the identification of individual microbiomes or defined synthetic microbial communities or compositions that can be predicted to lead to therapeutic benefit. Finch’s development of defined microbial compositions as drugs is based on proprietary Know- How including but not exclusive to the design, execution and analyses of the results of fecal microbiota transplants and interpretation of said results.

Furthermore, prior to the Original Effective Date, Finch had developed broad expertise in analytics of cross- sectional microbiome data or large scale datasets in general. Finch now owns or controls the ability or is developing the capability to conduct a variety of in vitro biological assays to test the properties of individual identified microbiomes or the behavior of defined groups of microbiomes.

Lastly, Finch has been developing approaches to identify novel biomarkers or novel combinations of known biomarkers or other metrics with respect to wide variety of patient phenotypic data to allow for further optimization of patient response to microbiome based therapeutics. Also, Finch now possesses, controls and/or has an access to, through “Master Strategic Affiliation Agreement” with the Microbiome Health Research Institute, Inc., d/b/a OpenBiome, a Massachusetts non-profit corporation having its principal place of business at 200 Inner Belt Road, Somerville, Massachusetts 02143 (“OpenBiome”) (dated as of December 14, 2016, “MSAA”) and the various agreements executed between Finch and OpenBiome pursuant to Section 1 of MSAA the following items ((a) through (d) collectively, “OpenBiome Resources”):

(a)

OpenBiome’s donor fecal samples and fecal microbiota preparations along with the associated de-identified donor health and donation records (defined as “OpenBiome Materials” in the “Material Access and License Agreement”);

(b)

information, results and data and other trade secrets, instruction, processes, method, formulae, techniques, compositions, materials and expert opinions owned or controlled by OpenBiome (defined as “Licensed Technology” in the “Material Access and License Agreement”);

(c)	certain quality and safety data collected from patients of fecal microbiota transplantation (defined as “Sponsored Program Data” in the Exhibit B of MSAA); and

(d) data sets of pre- and post-transplant samples from recipient of FMT, along with samples from donors of materials for FMT used or such recipients (defined as “Prior Triad Data Sets” or “Generated Data” in Exhibit C of MSAA).Takeda has expertise in the research, development and commercialization of drugs for the treatment of human illness, including gastroenterological diseases,; and

Finch and Takeda desire to amend and restate the Original Agreement, in its entirety as set forth in this Agreement, primarily for the following purposes.

(a)	To clarify mutual understanding on ownership of and the right to use Program Intellectual Property (as defined below)

(b)	To update the Development Cost (as defined below) as to CMC Development activities (as defined below)

(c)	To update the Development Plan (as defined below)

(d)	To enable collaboration of CMC Development and CMC Effort (as defined below)

(e)	To clarify and expand access and use of FMT Clinical Data (as defined below)

(f)	To include a new Development Program (as defined below) for Crohn’s Disease into the collaboration

(g)	To include an exclusive negotiation option for a new research program for [***] (as defined below) into the collaboration.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Finch and Takeda agree as follows:

1.	DEFINITIONS

Capitalized terms used in this Agreement and not otherwise defined herein shall have the meaning set forth below.

[***]

“AAA” shall have the meaning specified in Section 14.2(a).

“Accounting Standard” means U.S. Generally Accepted Accounting Principles (“GAAP”), consistently applied with respect to Finch or International Financial Reporting Standards (“IFRS”), consistently applied with respect to Takeda.

“Acting Party” shall have the meaning specified in Section 9.2(d).

“Affiliate” means with respect to either party, any Person so long as such Person that, directly or indirectly, is controlled by, controls or is under common control with such party. For purposes of this definition only, “control” means, with respect to any Person, the direct or indirect ownership of more than fifty percent (50%) of the voting or income interest in such Person (or such lesser maximum percentage permitted in those jurisdictions where majority ownership by foreign entities is prohibited) or the possession otherwise, directly or indirectly, of the power to direct the management or policies of such Person.

“Alliance Manager” means a person who is responsible for coordinating interactions between the parties for all matters related to this Agreement including the matters related to the Development, Manufacturing and Commercialization of Licensed Products.

“Applicable Laws” means any national, supra-national, federal, state or local laws, treaties, statutes (including the FD&C Act), ordinances, rules and regulations, including any rules, regulations, guidance or guidelines having the final and binding effect of law, or requirements of Regulatory Authorities, national securities exchanges or securities listing organizations, government authorities, courts, tribunals, agencies other than Regulatory Authorities, legislative bodies and commissions that are in effect from time to time during the term of the Agreement. For clarification, Applicable Laws include then-current and applicable good laboratory, medical, clinical and manufacturing practices.

“Arbitration Request” shall have the meaning specified in Section 14.2(a).

“Auditor” shall have the meaning specified in Section 8.6(a).

“BLA” means a biologicals license application, as defined in the FD&C Act, or any equivalent document filed with the FDA and necessary for the commercial distribution of a biologicals product for humans or any application or other documentation filed with any Regulatory Authority of a country other than the U.S. required for commercial distribution of any biologicals product for humans in that country.

“Budget” means, with respect to a Development Program, a budget of Development Costs, all as itemized and specified in the applicable Development Plan.

“Bankruptcy Code” shall have the meaning specified in Section 2.1(e).

“Business Day” means any day other than a Saturday, a Sunday, or a national holiday in the United States or Japan.

“CMC” means Chemistry, Manufacturing and Controls.

“CMC Development” means, other than CMC Effort, those activities performed by or on behalf of Finch to develop the information that is or is anticipated to become a part of the CMC section of a regulatory submission document for a Licensed Product.

“CMC Effort” means any activities performed by or on behalf of Takeda prior to the Completion of CMC Development to develop the information that is or is anticipated to become a part of the CMC section of a regulatory submission document for a Licensed Product.

[***]

“Commercially Reasonable Efforts” means

(a)

with respect to any objective of any party, commercially reasonable, diligent, good faith efforts to accomplish such objective as [***] would normally use to accomplish a similar objective under similar circumstances; and

(b)

with respect to any objective relating to the Development or Commercialization of any Licensed Product for any indication by any party, efforts and resources normally used by [***] with respect to a product [***] which is of similar market potential at a similar stage in the development or life of such product, taking into account [***].

Commercially Reasonable Efforts shall be determined [***].

“Commercialization” means any and all activities of importing, exporting, marketing, promoting, distributing, offering for sale and selling a Licensed Product, which may include any Voluntary Clinical Trials. When used as a verb, Commercialize means to engage in Commercialization.

“Completion of CMC Development” means, with respect to a Licensed Product, the point in time when Finch has completed all CMC activities allocated to Finch under the applicable Development Plan or otherwise authorized by the JSC and is no longer performing any CMC Development activities in support of the CMC section of a regulatory submission document for such Licensed Product.

“Confidential Information” means any proprietary or confidential information of either party or any of its Affiliates (including all Takeda Intellectual Property and all Finch Intellectual Property) disclosed to the other party or any of its Affiliates pursuant to this Agreement. Confidential Information shall not include information which:

(a)	is known to the receiving party or any of its Affiliates, as evidenced by the receiving party’s competent records, before receipt thereof under this Agreement;

(b)

is disclosed to the receiving party or any of its Affiliates by a third person who is under no obligation of confidentiality to the disclosing party hereunder with respect to such information and who otherwise has a right to make such disclosure;

(c)	is or becomes generally known in the public domain or available to the public through no fault of the receiving party; or

(d)	is independently developed or acquired by or on behalf of the receiving party or any of its Affiliates, as evidenced by the receiving party’s competent records, without access to such information.

“Control” or “Controlled” means, with respect to any intellectual property right, the possession (whether by ownership or license) by a party or an Affiliate thereof of the ability to grant to the other party access or a license as provided herein under such intellectual property right without violating the terms of any agreement or other arrangements between such party or its Affiliate and any Third Party existing before, or acquired after, the Original Effective Date.

“Cost of Manufacture” means [***]. Any significant costs not described above or unusual cost items (i.e. non-manufacturing overheads, development activities, accelerated write-off of assets) shall be provided to the Joint Manufacturing Committee and subject to approval prior to inclusion in the Cost of Manufacture.

“Cover” means (a) with respect to a granted patent, a Valid Claim thereof would be infringed in the absence of a right, authorization, consent or license with respect to such claimed subject matter, or (b) with respect to a patent application that has not been granted, a Valid Claim thereof, that if granted, would be infringed in the absence of a right, authorization, consent or license with respect to such claimed subject matter.

“CPI” shall have the meaning specified in Section 4.4(c).

“Crohn’s Disease” means [***].

“Development” means, with respect to a Licensed Product, research and development of such Licensed Product, including all aspects of all activities that are necessary to enable the filing of an IND for the Licensed Product as well as those activities occurring from and after the filing of an IND, through and including obtaining Regulatory Approval of a BLA and any other Regulatory Approvals required for the Manufacture and Commercialization of such Licensed Product in a country. Development includes performance of clinical trials that are required by a Regulatory Authority as a condition to obtaining or maintaining Regulatory Approvals for the Licensed Product. When used as a verb, Develop means to engage in Development. For clarification, the Voluntary Clinical Trials are not included in the Development.

“Development Costs” means, with respect to a Licensed Product, all the costs and expenses incurred by or on behalf of Finch in undertaking the relevant Development Program pursuant to this Agreement. Development Costs shall include:

[***]

“Development Plan” means a plan for any of the Development activities for which Finch is primarily responsible to undertake pursuant this Agreement.

“Development Program” means each of the FIN-524 Development Program and FIN-525 Development Program.

“EMA” means the European Medicines Agency, or any successor thereto.

“FDA” means the United States Food and Drug Administration, or any successor thereto.

“FD&C Act” means the United States Federal Food, Drug and Cosmetic Act of 1938 and applicable regulations promulgated thereunder, as amended from time to time.

“Field” means the prevention, diagnosis, theragnosis or treatment of diseases in humans.

“Finch Accessible FIN-524 Clinical Data” means FIN-524 Clinical Data that is:

[***]

“Finch Accessible FIN-524 Phase I/II Clinical Data” means Finch Accessible FIN-524 Clinical Data that is generated in the course of any Phase I Clinical Trial or Phase II Clinical Trial of a FIN-524 Licensed Product.

“Finch Accessible FIN-525 Clinical Data” means FIN-525 Clinical Data that is:

[***]

“Finch Accessible FIN-525 Phase I/II Clinical Data” means Finch Accessible FIN-525 Clinical Data that is generated in the course of any Phase I Clinical Trial or Phase II Clinical Trial of a FIN-525 Licensed Product.

“Finch FTO Search” shall have the meaning specified in Section 9.3(a).

“Finch’s Background Platform Technology” means any and all Finch Intellectual Property that is or comes to be Controlled by Finch or its Affiliates independent from the Development Program and/or without the use of Takeda Intellectual Property.

“Finch Intellectual Property” means Know-How (including Program Intellectual Property, other than Joint Program Intellectual Property) that is or comes to be Controlled by Finch or its Affiliates during the term of this Agreement and that is reasonably necessary or useful for or directly related to the Development, Manufacture or Commercialization of the Licensed Products, including any tangible materials that are provided by Finch to Takeda for use in the conduct of any Development Program(s), together with, where applicable, any analogs, derivatives, fragments, progeny, sub-cellular constituents or expression products thereof. The term Finch Intellectual Property does not include (a) any Know-How, which is, as of the Original Effective Date or later becomes, generally available to the public, excluding Finch Confidential Information or Know-How Controlled by Finch or its Affiliates that is publicly disclosed by a Third Party without the consent of Finch, and Know-How included in Finch Patent Rights; or (b) Know-How Controlled by Finch and directed to Finch’s proprietary computational systems and databases. For the avoidance of doubt, Finch Intellectual Property includes FMT Clinical Data.

“Finch Patent Rights” means those Patent Rights that Cover Finch Intellectual Property and are Controlled by Finch or its Affiliates at any time during the term of this Agreement. Finch Patent Rights as of the Restatement Effective Date shall be listed in Attachment 2 which shall be updated in writing from time to time, at least annually, during the term of this Agreement.

“FIN-524” means

(a)	the microbial cocktail optimized for the treatment of ulcerative colitis that Finch is evaluating in pre-clinical development as of the Original Effective Date, which cocktail has been [***];

(b)	[***]; and

(c)	any and all microbial cocktail that has less than [***] to more than [***] included in the final microbial cocktail described in clause (b).

“FIN-524 Alternate(s)” means up to [***] alternate microbial cocktails that fall under the definition of FIN-524 and that (a) are optimized for the treatment of ulcerative colitis that Finch selects based on satisfaction of the criteria set forth in the Development Plan and delivers to Takeda for evaluation pursuant to the Development Plan, [***] but are not designed by Takeda in its NBE Declaration as the Licensed Therapeutic Product candidate; and (b) any Strain(s) that form such a microbial cocktail, wherein the live bacteria are evaluated by [***], including but not limited to any modifications to the microbial cocktail described in clause (a).

“FIN-524 Clinical Data” means any and all data generated in the course of any Phase I Clinical Trial,

Phase II Clinical Trial or Phase III Clinical Trial of FIN-524, including

[***]

“FIN-524 Crohn Feasibility Study” means Development activities to be undertaken in order to determine feasibility of further Development of Optimal FIN-524 for the treatment of Crohn’s Disease, as part of the FIN-524 Development Program.

“FIN-524 Development Program” means, with respect to FIN-524, any Development activities undertaken by or on behalf of Finch in accordance with the applicable Development Plan, determination by the JSC and terms and conditions of this Agreement.

“FIN-524 First Phase II Completion” mean the completion of the first Phase II Clinical Trial for the first FIN-524 Licensed Therapeutic Product for U.S. Regulatory Approval.

“FIN-524 FMT Source” means [***].

“FIN-524 Licensed Diagnostic Product/Method(s)” means, with respect to a FIN-524 Licensed Therapeutic Product, any product or method (including, any service or process) to diagnose a disease to which the FIN-524 Licensed Therapeutic Product is applicable.

“FIN-524 Licensed Product(s)” means (a) FIN-524 Licensed Therapeutic Products and (b) FIN-524 Licensed Diagnostic Product/Methods.

“FIN-524 Licensed Therapeutic Product(s)” means any product comprising or containing any of the Optimal FIN-524, as a therapeutically active ingredient, for sale by prescription, over-the-counter or any other method, in any dosage form, formulation, presentation, line extension or package configuration.

“FIN-525” means

(a)	the microbial cocktail optimized for the treatment of Crohn’s Disease that Finch is evaluating in pre-clinical development as of the Restatement Effective Date, which cocktail has been [***];

(b)	[***]; and

(c)	any and all microbial cocktail that has less than [***] included in the final microbial cocktail described in clause (b).

For clarification, FIN-525 does not include any cocktail that falls under the definition of FIN-524 as a whole but may include some, but not all, of the microbial isolates included in such cocktail in combination with one or more microbial isolate(s) identified as relevant to Crohn’s Disease and developed in the course of FIN-525 Development Program.

“FIN-525 Alternate(s)” means up to [***] alternate microbial strains that fall under the definition of FIN-525 (a) optimized for the treatment of Crohn’s Disease that Finch selects based on satisfaction of the criteria set forth in the Development Plan and delivers to Takeda for evaluation pursuant to the Development Plan, each of which cocktails contain organisms representing each of the three mechanisms specified in the Development Plan and have passed such criteria, but are not designed by Takeda in its NBE Declaration as the Licensed Therapeutic Product candidate; and (b) any Strain(s) that form such a microbial cocktail, wherein the live bacteria are evaluated by [***], including but not limited to any modifications to the microbial cocktail described in clause (a).

“FIN-525 Clinical Data” means any and all data generated in the course of any Phase I Clinical Trial,

Phase II Clinical Trial or Phase III Clinical Trial of FIN-525, including

[***]

“FIN-525 Development Program” means, with respect to FIN-525, any Development activities undertaken by or on behalf of Finch in accordance with the applicable Development Plan, determination by the JSC and the terms and conditions of this Agreement. For clarification, FIN-525 Development Program does not include FIN-524 Crohn Feasibility Study and any Development of Optimal FIN-524 for Crohn’s Disease.

“FIN-525 First Phase II Completion” mean the completion of the first Phase II Clinical Trial for the first FIN-600 Licensed Therapeutic Product for U.S. Regulatory Approval.

“FIN-525 FMT Source” means [***].

“FIN-525 Licensed Diagnostic Product/Method(s)” means, with respect to a FIN-525 Licensed Therapeutic Product, any product or method (including, any service or process) to diagnose a disease to which the FIN-525 Licensed Therapeutic Product is applicable.

“FIN-525 Licensed Product(s)” means (a) FIN-525 Licensed Therapeutic Products and (b) FIN-525 Licensed Diagnostic Product/Methods.

“FIN-525 Licensed Therapeutic Product(s)” means any product comprising or containing any of the Optimal FIN-525, as a therapeutically active ingredient, for sale by prescription, over-the-counter or any other method, in any dosage form, formulation, presentation, line extension or package configuration.

“First Commercial Sale” means, with respect to a Licensed Product, the first transfer by Takeda, its Affiliates or sublicensees for value in an arms’-length transaction to an independent Third Party distributor, agent or end user in a country within the Territory after obtaining all Regulatory Approvals necessary for such transfer in such country. For the avoidance of doubt, sales prior to receipt of all Regulatory Approvals necessary to commence regular commercial sales, such as so-called “treatment IND sales”, “named patient sales”, “compassionate use sales”, or use under the ATU system in France and/or the International Pharmi system in Europe shall not be construed as a First Commercial Sale.

“FMT” means transplantation of fecal microbiota material or a minimally modified or processed composition thereof.

“FMT Clinical Data” means (a) any result of certain clinical trial data in FMT in IBD patients with various phenotypes and (b) the raw Sequence Data files along with annotated anonymized clinical data described in the foregoing item (a), in each case that is or comes be Controlled by Finch or its Affiliates during the term of this Agreement.

“Force Majeure” means any event beyond the reasonable control of a party which is not attributable to a party’s malfeasance or failure to exercise due diligence in the management of its affairs, including fire, flood, riots, strikes, epidemics, acts of war (declared or undeclared and including the continuance, expansion or new outbreak of any war or conflict now in existence), acts of terrorism, embargoes and governmental or regulatory authority’s actions or decrees, any change of Applicable Laws that materially affects the party’s performance of its obligations, except payment obligations, under this Agreement.

“General Corporate Overhead” means all expenses that are not primarily associated with Development functions. Such expenses include salaries and benefits of executive officers (unless primarily involved in Development activities), administrative support for such officers, and all costs of the finance, purchasing, legal (including both in-house and outside counsel), business development and corporate development functions.

“GI Field” means the prevention, diagnosis, theragnosis or treatment of any gastroenterological or gastrointestinal disease or disorders in humans, including but not limited to

[***]

“Governmental Authority” means any multi-national, federal, state, local, municipal or other government authority of any nature (including any governmental division, subdivision, department, instrumentality, agency, bureau, branch, office, commission, council, court or other tribunal).

“Human-First Discovery” means [***].

“IND” means an investigational new drug application, as defined in the FD&C Act, filed with the FDA and necessary for beginning clinical trials of any product in humans or any equivalent application or other documentation filed with any Regulatory Authority of a country other than the U.S. required to begin clinical trials of any product in humans in that country.

“Indemnified Party” shall have the meaning specified in Section 12.2.

“Indemnifying Party” shall have the meaning specified in Section 12.2.

“Inflammatory Bowel Disease” or “IBD” means (a) Crohn’s Disease or (b) ulcerative colitis [***].

“Initial Product Development” means, with respect to a Licensed Product, Development activities to be undertaken until such time as a strain-level composition such Licensed Product candidate is finalized and is eligible for classification by the FDA Center for Biologics Evaluation and Research (CBER) as a new biological entity for purposes of FDA review. Initial Product Development does not include CMC Development.

“Joint Development Committee” shall have the meaning specified in Section 3.1(a).

“Joint Manufacturing Committee” shall have the meaning specified in Section 3.3(a).

“Joint Patent Rights” means those Patent Rights that Cover Joint Program Intellectual Property.

“Joint Program Data and Results” means Program Data and Results that is owned jointly by the parties pursuant to Section 2.2(b).

“Joint Program Intellectual Property” means Program Intellectual Property that is owned jointly by the parties pursuant to Section 2.2(b).

“Joint Steering Committee” shall have the meaning specified in Section 3.2(a).

“Know-How” means discoveries, observations, inventions, know-how, knowledge, trade secrets, techniques, technology, skill, experience, specification, methodologies, modifications, improvements, works of authorship, designs and data (including pharmacological, biological, chemical, biochemical, toxicological, regulatory, analytical, quality control and stability data) (whether or not protectable under patent, copyright, trade secrecy or other laws).

“Licensed Product Clinical Data” means (a) FIN-524 Clinical Data and (b) FIN-525 Clinical Data.

“Licensed Product(s)” means (a) any FIN-524 Licensed Products and (b) any FIN-525 Licensed Products.

“Licensed Technology” means (a) Finch Patent Rights and (b) Finch Intellectual Property.

“Losses” shall have the meaning specified in Section 12.2.

“MAA” means: (a) a Marketing Authorization Application, or a New Drug Application (NDA), submitted pursuant to the requirements of the FDA, as more fully defined in 21 U.S. C.F.R. §314.3 et seq.; (b) a Biologics License Application submitted pursuant to the requirements of the FDA, as more fully defined in 21 U.S. C.F.R. §601; and (c) any equivalent application submitted in any country in the Territory, including a European Marketing Authorization Application, together, in each case, with all additions, deletions or supplements thereto, and as any and all such requirements may be amended, or supplanted, at any time.

“Manufacturing” means any and all activities related to the production of a Licensed Product Developed and/or Commercialized under this Agreement. Manufacturing shall include: (a) technical and process development activities in connection with development of the manufacturing or production process for Licensed Products and scale-up of such process; (b) manufacturing, production and packaging activities; (c) quality assurance activities; (d) testing activities, including stability testing and conformance testing; and (e) any and all other activities required to release manufacturing lots of Licensed Product. When used as a verb, Manufacture means to engage in Manufacturing.

“Major Market Countries” means [***].

“Merger” shall have the meaning specified in Section 15.6.

[***].

“NBE Declaration” shall have the meaning specified in Section 2.3(a)(i).

“[***] Negotiation Option” shall have the meaning specified in Section 2.4.

“[***] Negotiation Option Period” shall have the meaning specified in Section 2.4.

“Net Sales” means [***].

“Offer Notice” shall have the meaning specified in Section 2.5(b).

“Opposition” shall have the meaning specified in Section 9.3(d).

“Optimal FIN-524” means

(a)	one (1) microbial cocktail that falls under the definition of FIN-524 and is identified by Takeda’s NBE Declaration in accordance with the procedure described in Section 2.3(a);

(b)	(if applicable) another microbial cocktail that is selected by Takeda from FIN-524 Alternates as backup of item (a) in accordance with the procedure described in Section 2.3(a); and

(c)	any other microbial cocktail that has less than [***] to more than [***] contained in the microbial cocktail described in clause (a) or clause (b) (if applicable).

“Optimal FIN-525” means

(a)	one (1) microbial cocktail that falls under the definition of FIN-525 and is identified by Takeda’s NBE Declaration in accordance with the procedure described in Section 2.3(a);

(b)	(if applicable) another microbial cocktail that is selected by Takeda from FIN-525 Alternates as backup of item (a) in accordance with the procedure described in Section 2.3(a); and

(c)	any other microbial cocktail that has less than [***] to more than [***] contained in the microbial cocktail described in clause (a) or clause (b) (if applicable).

For clarification, Optimal FIN-525 does not include any cocktail that falls under the definition of Optimal FIN-524 as a whole but may include some, but not all, of the microbial isolates included in such cocktail in combination with one or more microbial isolate(s) identified as relevant to Crohn’s Disease and developed in the course of FIN-525 Development Program.

“Patent Rights” means any and all (a) issued patents and (b) pending patent applications, including all provisional applications, substitutions, divisionals, continuations, continuations-in-part, renewals, and all letters of patent granted with respect to any of the foregoing, (c) patents of addition, restorations, reissues, extensions, supplementary protection certificates, registration or confirmation patents, patents resulting from post-grant proceedings, re-examinations; (d) inventor’s certificates; and (e) other forms of government issued rights substantially similar to any of foregoing, in each any country in the Territory.

“Person” means any individual, corporation, association, partnership (general or limited), joint venture, trust, estate, limited liability company, limited liability partnership, unincorporated organization, government (or any agency or political subdivision thereof) or other legal entity or organization, other than Finch or Takeda.

“Pharmaceutical Company” shall have the meaning specified in Section 15.6.

“Phase I Clinical Trial” means any clinical study of a Licensed Product in human patients the purpose of which is preliminary determination of safety of a Licensed Product in healthy individuals or patients that would satisfy the requirements of 21 C.F.R. §312.21(a) in U.S. or equivalent law or regulations in other countries.

“Phase II Clinical Trial” means any clinical study of a Licensed Product in human patients of the safety, dose range and efficacy of such Licensed Product that would satisfy the requirements of 21 C.F.R. §312.21(b) in U.S. or equivalent law or regulations in other countries.

“Phase II Development Option” shall have the meaning specified in Section 4.3(c).

“Phase III Clinical Trial” means any clinical study of any Licensed Product in human patients with the disease target being studied that would satisfy the requirements of 21 C.F.R. §312.21(c) in U.S. or equivalent law or regulations in other countries.

“Price and Reimbursement Approval” means the approval of the price and the reimbursement category (where relevant) for the Licensed Product as established from time to time by the relevant Regulatory Authority in the applicable country in the Territory.

“Program Data and Results” means any Program Intellectual Property (excluding microbial isolates or any other tangible materials and any analogs, derivatives, fragments, progeny, sub-cellular constituents or expression products thereof) that is not Covered by Patent Rights.

“Program Intellectual Property” means, individually and collectively, all Know-How that is conceived, created, discovered, developed, generated, made or reduced to practice or tangible medium of expression, solely by or on behalf of a party either alone or jointly with the other party after the Original Effective Date and in the course of performing the Development, Manufacture or Commercialization of a Licensed Product under this Agreement. For the avoidance of doubt, Program Intellectual Property does not include FMT Clinical Data.

“Program Patent Rights” means those Patent Rights that Cover Program Intellectual Property.

“Quality Agreement” means an agreement to be entered into by Takeda and Finch which sets the parties’ roles and responsibilities with regard to the supplied Licensed Product or drug substance quality.

“Recipient” shall have the meaning specified in Section 10.1(b).

“Regulatory Approvals” means, for any country in the Territory and with respect to a Licensed Product, those authorizations by the appropriate Regulatory Authority(ies) required for the Manufacture and Commercialization of the Licensed Product in such country, including Price and Reimbursement Approval at a level acceptable to Takeda.

“Regulatory Authority” means, with respect to a Licensed Product, any national, supra-national, regional, state or local regulatory agency, department, bureau, commission, council or other governmental entity in the Territory, with authority over (a) the distribution, importation, exportation, Manufacture, production, use, storage, transport, clinical testing or sale of the Licensed Product, including the FDA and EMA, or (b) setting the price and/or reimbursement for the Licensed Product.

“Regulatory Exclusivity” means any exclusive marketing rights or data protection or other exclusivity rights conferred by any Regulatory Authority with respect to a Licensed Product in a country or jurisdiction in the Territory, other than a Patent Right, including orphan drug exclusivity, pediatric exclusivity, rights conferred in the U.S. under the Biologics Price Competition and Innovation Act, in the EU under Directive 2001/83/EC, as amended, and Regulation (EC) No. 1901/2006, as amended, or rights similar thereto in countries or regulatory jurisdictions.

“Regulatory Filing” means all applications, filings, dossiers and the like submitted to a Regulatory Authority in the Territory for the purpose of obtaining a Regulatory Approval (but excluding Pricing and Reimbursement Approval) from such Regulatory Authority, including the BLA in the U.S.

“Representatives” shall have the meaning specified in Section 15.5.

“Required Third Party License” shall have the meaning specified in Section 8.4(b).

“Responding Party” shall have the meaning specified in Section 10.2(a).

“Royalty Report” shall have the meaning specified in Section 8.5(a).

“Royalty Term” means, with respect to each Licensed Product in each country in the Territory, the period beginning on the date of First Commercial Sale of such Licensed Product in such country and ending on the later to occur of:

(a)

the expiration of the last to expire Valid Claim of the Finch Patent Rights (except for Finch Patent Rights for which Finch has the first right to file, prosecute and maintain and either elects not to prosecute or that are abandoned by Finch or its licensors, each as provided in Section 9.1(b)) in such country that Covers the composition of matter of the Licensed Product;

(b)	the date that Regulatory Exclusivity of such Licensed Product expires; or

(c)	eight (8) years from the date of the First Commercial Sale of such Licensed Product in such country.

“Sequence Data” means raw, unprocessed DNA amplicons generated from patient samples with appropriate supporting metadata. For the avoidance of doubt, Sequence Data does not include any proprietary processing or analysis.

“Strain” means each of the microbial isolates included in either FIN-524 or FIN-525.

“Submitting Party” shall have the meaning specified in Section 10.2(a).

“Territory” means all the countries of the world.

“Takeda Intellectual Property means Know-How (including Program Intellectual Property, other than Joint Program Intellectual Property) that is or come to be Controlled by Takeda or its Affiliates during the term of this Agreement and that is reasonably necessary or useful for or directly related to the Development, Manufacture or Commercialization of the Licensed Products, including any tangible materials that are provided by Takeda to Finch for use in the conduct of any Development Program(s), together with, where applicable, any analogs, derivatives, fragments, progeny, sub-cellular constituents or expression products thereof. The term Takeda Intellectual Property does not include any Know-How, which is, as of the Original Effective Date or later becomes, generally available to the public, excluding Takeda Confidential Information or Know-How owned or Controlled by Takeda that is publicly disclosed by a Third Party without the consent of Takeda, and Know-How included in Takeda Patent Rights.

“Takeda Patent Rights” means those Patent Rights that Cover Takeda Intellectual Property and are Controlled by Takeda or its Affiliates at any time during the term of this Agreement.

“Third Party” means any Person other than the parties hereto or their respective Affiliates.

“Trademarks” shall have the meaning specified in Section 7.3.

“U.S.” means the fifty states of the United States of America, its territories and possessions and the District of Columbia.

“Valid Claim” means a claim of (a) a granted patent which has not been disclaimed, abandoned or surrendered or declared invalid or unenforceable in a final, unappealable or unappealed decision of a judicial or administrative court, government agency or patent office of appropriate jurisdiction, or (b) a patent application which has not been formally terminated or abandoned, without right of appeal, without issuance of a patent, or has not been in active prosecution for more than [***] from the earliest effective proprietary filing date without issuance of a patent.

“Visiting Personnel” shall have the meaning specified in Section 4.7.

“Voluntary Clinical Trials” means clinical trials that are not mandated by a Regulatory Authority to support an application to obtain or maintain Regulatory Approvals for the Licensed Product, and pre-launch and market preparation activities (if any) after Regulatory Approval of a Licensed Product and prior to commencement of sales of a Licensed Product.

2.	LICENSES; PROPRIETARY RIGHTS

2.1	Grant of Licenses; Right to Use.

(a)

License to Takeda. Subject to the terms of this Agreement, Finch hereby grants to Takeda, and Takeda hereby accepts, an exclusive, royalty-bearing license (or sublicense, as the case may be), with the right to grant sublicenses in accordance with Section 2.1(c), under (i) the Finch Patent Rights, (ii) the Finch Intellectual Property and (iii) Finch’s interests in Joint Program Intellectual Property and Joint Patent Rights, to Develop, have Developed, Manufacture, have Manufactured, make, have made, use, have used, offer for sale, sell, have sold, Commercialize, have Commercialized and import Licensed Products in the Field in the Territory.

(b)

License to Finch. Subject to the terms of this Agreement, solely to perform Development and Manufacture on Licensed Products hereunder, Takeda hereby grants to Finch, and Finch hereby accepts a co-exclusive (with Takeda), royalty-free license, without the right to sublicense, to use (i) the Takeda Intellectual Property, (ii) the Takeda Patent Rights and (iii) Takeda’s interests in Joint Program Intellectual Property and Joint Patent Rights.

(c)

Sublicense. The right of Takeda to grant sublicenses under Section 2.1(a) is subject to the requirement that each such sublicense shall be in writing and shall include provisions (i) acknowledging that such sublicense is subject to the applicable license(s) granted hereunder, (ii) requiring each sublicensee to perform all applicable obligations of Takeda hereunder in the applicable portion of the Territory (specifically including the obligation to make reports and keep and maintain records of sales to at least the same extent as required under this Agreement), (iii) allowing Finch the same access and audit rights with respect to such records as permitted with respect to Takeda’s records hereunder, and (iv) prohibiting further sublicensing by the sublicensee (except for a case of further sublicense by sublicensee to any Affiliate of the sublicensee). Takeda shall at all times remain responsible for the performance of any of its sublicensees. In the event that Takeda (including a Takeda Affiliate) grants a sublicense to a Third Party, Takeda shall provide a copy of such sublicense it enters into to Finch promptly following execution with redaction of Takeda’s sensitive information; provided that such redactions shall not prevent Finch from determining the amounts due pursuant to this Agreement in respect of such sublicense.

(d)	Rights in Joint Program Intellectual Property.

(i)	[***].

(ii)	[***].

(iii)	[***].

(iv)	[***].

(v)

For clarification, in each of the foregoing cases provided in Section 2.1(d)(ii) through 2.1(d)(iv), Finch must be subject to any exclusive license granted to Takeda in this Section 2.1(a) as well as the exclusivity obligations set forth in Section 2.3.

(e)

Bankruptcy Code. The licenses granted under this Section 2.1 shall be treated as licenses of rights to “intellectual property” (as defined in Section 101(56) of Title 11 of the United States Code, as amended (the “Bankruptcy Code”)) for purposes of Section 365(n) of the Bankruptcy Code. The parties agree that the party holding the license from the other party may elect to retain and may fully exercise all of its rights and elections under the Bankruptcy Code, provided that it abides by the terms of this Agreement.

(f)

License Mark. Each party, as applicable, shall mark or have marked all containers or packages of Licensed Products that are the subject of the licenses granted under this Section 2.1 in accordance with the patent marking laws of the jurisdiction in which such Licensed Products are Manufactured or Commercialized.

2.2	Proprietary Rights; Ownership.

(a)	No Conveyance of Proprietary Rights.

(i)

Takeda’s Retained Rights. This Agreement does not convey to Finch any rights in any Takeda Intellectual Property, Takeda Patent Rights, Takeda’s interest in Joint Program Intellectual Property or Joint Patent Rights or any other intellectual property or Patent Rights of Takeda by implication, estoppel or otherwise except for the rights expressly granted in Sections 2.1(b) and 2.1(d). Title to the Takeda Intellectual Property, Takeda Patent Rights, Takeda’s interest in Joint Program Intellectual Property or Joint Patent Rights, and any other intellectual property or Patent Rights of Takeda shall at all times remain vested in Takeda.

(ii)

Finch’s Retained Rights. This Agreement does not convey to Takeda any rights in any Finch Intellectual Property, Finch Patent Rights, Finch’s interest in Joint Program Intellectual Property or Joint Patent Rights or any other intellectual property or Patent Rights of Finch by implication, estoppel or otherwise except for the rights expressly granted in Sections 2.1(a) and 2.1(d). Title to the Finch Intellectual Property, Finch Patent Rights, Finch’s interest in Joint Program Intellectual Property or Joint Patent Rights and any other intellectual property or Patent Rights of Finch shall at all times remain vested in Finch.

(b)	Ownership of Program Intellectual Property.

(i)

General Rule. Inventorship of all Program Intellectual Property shall be determined in accordance with U.S. patent law (and other U.S. intellectual property law, if applicable). Ownership of all Program Intellectual Property shall follow the inventorship, whether patentable or not and whether to be Covered by Patent Rights. If required, patent counsel mutually acceptable to the parties and selected by the Joint Steering Committee shall determine inventorship of all Program Intellectual Property in accordance with U.S. patent law (and other U.S. intellectual property law, if applicable). [***].

(ii)	[***].

(iii)	[***].

(iv)	[***].

(v)	[***].

(c)

Neither party shall use Program Intellectual Property Controlled solely by the other party or Confidential Information nor intellectual property rights of the other party except as otherwise expressly permitted in this Agreement.

2.3	Selection of Optimal FIN-524 and FIN-525 and Exclusivity.

(a)	Selection of Optimal FIN-524 and Optimal FIN-525.

(i)

NBE Declaration by Takeda. After the completion of the relevant Initial Product Development, Takeda may identify one (1) microbial cocktail that falls under the definition of FIN-524 as the Optimal FIN-524 cocktail, as a new biological entity, that Takeda will take forward as a FIN- 524 Licensed Therapeutic Product candidate and one (1) microbial cocktail that falls under the definition of FIN-525 as the Optimal FIN-525 cocktail, as a new biological entity, that Takeda will take forward as a FIN-525 Licensed Therapeutic Product candidate (in each case, the “NBE Declaration”).

(ii)

[***] Diligent Efforts. Takeda shall use diligent efforts to identify an Optimal FIN-524 cocktail or an Optimal FIN-525 cocktail, as applicable, within [***] following Takeda’s receipt and acceptance, to its reasonable satisfaction, of a report of deliverables from the “In Vivo Evaluation Work Package” in accordance with Item II.11 of the Development Plan with respect to FIN-524 or a report of deliverables from certain work package(s) in accordance with the Development Plan with respect to FIN-525 (which must be scientifically and technically comparable to the “In Vivo Evaluation Work Package” in FIN-524 Development Program and the item number(s) of which shall be specified and confirmed in writing at the first JSC meeting held subsequent to the achievement of the first development milestone for FIN-525 provided in Section 8.2 (a-1)); provided, that each such report must include all the reporting items (e.g., the number of cocktails evaluated in vivo studies) specified and agreed at the Joint Development Committee. Takeda shall notify Finch within [***] following receipt of such report whether it accepts or rejects the report. If Takeda rejects the report it shall provide Finch with notice of rejection, including a reasonably specific description of the deficiencies alleged. Finch will use Commercially Reasonable Efforts to cure any such deficiencies in an expedient manner and either “re-deliver” such report (or the missing elements) to Takeda within [***] following the notice of rejection or, if Finch cannot accomplish such re-delivery within such [***] period deliver to Takeda within such [***] period a plan for curing said deficiencies. Takeda shall, following its receipt of the re-delivered report (or missing elements), accept or reject the report using the procedure specified above. If Takeda fails to designate an Optimal FIN-524 or an Optimal FIN-525, as applicable, by the expiration of the [***] period specified in this Section 2.3(a), Takeda’s right to designate an Optimal FIN-524 cocktail or an Optimal FIN-525, as applicable, shall expire.

(iii)

Substitution from Alternates. Prior to the initiation of the first Phase III Clinical Trial for a FIN- 524 Licensed Therapeutic Product or FIN-525 Licensed Therapeutic Product, as applicable, Takeda may substitute another microbial cocktail that is selected by Takeda from FIN-524 Alternates or FIN-525 Alternates, as applicable, for the cocktail selected at the time of NBE Declaration and upon such selection such replacement microbial cocktail shall become the Optimal FIN-524 or the Optimal FIN-525, as applicable, for purposes of this Agreement.

(b)	Exclusivity-1.

(i)

FIN-524. During the period from the Original Effective Date until [***] following the FIN-524 First Phase II Completion, other than as part of any Development Programs under this Agreement, Finch shall not, without the prior written consent of Takeda, directly or indirectly (through an Affiliate or a Third Party): [***].

(ii)

FIN-525. During the period from the Restatement Effective Date until [***]following the FIN-525 First Phase II Completion, other than as part of any Development Programs under this Agreement, Finch shall not, without the prior written consent of Takeda, directly or indirectly (through an Affiliate or a Third Party): [***].

(c)	Exclusivity-2.

(i)

FIN-524. During the remainder of the term of this Agreement following the date of the FIN- 524 First Phase II Completion, other than as part of any Development Programs under this Agreement, Finch shall not, without the prior written consent of Takeda, directly or indirectly (through an Affiliate or a Third Party): [***].

(ii)

FIN-525. During the remainder of the term of this Agreement following the date of the FIN- 525 First Phase II Completion, other than as part of any Development Programs under this Agreement, Finch shall not, without the prior written consent of Takeda, directly or indirectly (through an Affiliate or a Third Party): [***].

(d)

Finch’s Reserved Rights. The parties acknowledge and agree that the exclusive licenses granted to Takeda hereunder, with respect to the Finch’s Know-How and Finch Patent Rights, shall not be construed to preclude Finch from adding data that Finch identifies in the course of its work pursuant to this Agreement that constitute Finch Intellectual Property or Joint Program Intellectual Property (but not Takeda Intellectual Property) to its databases solely for the purpose of refining those databases (for clarification, Finch may use such refined database for itself and for Third Parties) or using its proprietary computational systems and databases to screen FMT data sets for potential microbiome therapies for itself and for Third Parties; provided, that Finch shall not:

[***]

It is understood and acknowledged by Finch that the restrictions imposed by this Section 2.3 will operate independently of and in addition to any Patent Rights that Takeda may hold in respect of any Licensed Product.

(e)

Finch Accessible Phase I/II Clinical Data. Subject to the terms of this Agreement, Takeda hereby grants to Finch, and Finch hereby accepts: a non-exclusive, royalty-free license, without the right to sublicense, to use Finch Accessible FIN-524 Phase I/II Clinical Data and Finch Accessible FIN-525 Phase I/II Clinical Data to design products in the Field other than GI Field; provided that Finch notifies Takeda prior to exercising such license and pays the following considerations to Takeda.

[***]

(f)

Phase III Clinical Data. During the term of this Agreement, if Finch notifies Takeda of its desires to obtain a non-exclusive license to use the Finch Accessible FIN-524 Clinical Data generated in the course of any Phase III Clinical Trial or the Finch Accessible FIN-525 Clinical Data generated in the course of any Phase III Clinical Trial in the Field other than GI Field, the parties shall negotiate in good faith reasonable terms and conditions of such license (including consideration payable from Finch to Takeda).

2.4 Negotiation Option for [***] Collaboration Program. Finch hereby grants to Takeda, an exclusive option to negotiate with Finch that the parties undertake an additional development program for the development of a defined microbial composition for the treatment of the NEC (“[***] Negotiation Option”). Takeda may exercise this option at any time during the period commencing on twelve (12) months following the Restatement Effective Date and ending [***] (“[***] Negotiation Option Period”) with written notice to Finch. During the Negotiation Option Period, from time to time and at any time when Takeda requests, Finch shall provide and disclose to Takeda any Know-How that is Controlled by Finch and is reasonably deemed necessary for Takeda to determine whether to exercise [***] Negotiation Option. For clarification, Finch has no obligation to provide or disclose to Takeda any Know-How that Finch has certain access from a Third Party but does not have the Control. If Takeda provides a notice to Finch of its exercise of the [***] Negotiation Option within the [***] Negotiation Option Period, then Finch and Takeda shall discuss in good faith an amendment to this Agreement or such other arrangement for the [***] program on mutually acceptable terms within [***] of the delivery of the notice, such period may be extended by mutual agreement; provided, such financial terms must not include any upfront or technology access fees payable.

2.5 Right of First Offer.

(a)

New IBD Program Offer. If, at any time following [***], whichever occurs later, Finch determines to commence the process for the development of a product for the treatment of Inflammatory Bowel Disease (whether by itself or by seeking to collaborate with any Third Party with respect to such development effort or to grant any Third Party rights to a therapeutic developed by Finch for treatment of Inflammatory Bowel Disease), then Finch shall, within [***], provide a written notice to Takeda, setting forth the intent of Finch to commence a development process or license process and providing Takeda the right to negotiate for the participation in such collaboration or the acquisition of such license prior to the consummation of such collaboration or license process.

(b)

Offer Notice from Takeda. Takeda shall within [***] following the date of Finch’s notice either provide Finch with (i) written notice that it has an interest in participating in such collaboration or acquiring such license (such notice, the “Offer Notice”); or (ii) written notice that it will not exercise its rights to collaborate with Finch or to acquire such license.

(c)

Good Faith Negotiation; No Less Favored Treatment. If Takeda provides an Offer Notice, then Finch and Takeda shall use their respective best efforts to negotiate in good faith a definitive agreement for collaboration with respect to such Inflammatory Bowel Disease treatment or the acquisition by Takeda of a license to such Inflammatory Bowel Disease treatment on mutually acceptable terms within [***] of the delivery of the Offer Notice. The [***] negotiation period may be extended by mutual agreement. If the parties are unable to agree upon the terms for such collaboration or the acquisition by Takeda of a license to such Inflammatory Bowel Disease treatment within such [***] period and the parties are unwilling to extend the period for closing such transaction, then Takeda’s right to collaborate with Finch with respect to such Inflammatory Bowel Disease treatment or to acquire a license to such Inflammatory Bowel Disease treatment shall expire and Finch shall be free to enter into any such agreement for the collaboration with respect to such Inflammatory Bowel Disease treatment or the license of such Inflammatory Bowel Disease treatment with any Third Party; provided, however, that any such collaboration agreement or license agreement shall contain economic terms that are in the aggregate no less favorable to Finch than those last offered to Takeda. If Finch wishes to offer such opportunity to a Third Party on economic terms that are in the aggregate less favorable to Finch than those last offered to Takeda, Finch shall first make an offer on such “improved” terms to Takeda in accordance with the procedure specified above and Takeda may either accept or reject such improved terms in their entirety but may not negotiate such terms.

3.	GOVERNANCE; INFORMATION SHARING

3.1 Joint Development Committee.

(a)

Establishment of JDC and Members. Within ten (10) days after the Original Effective Date, a Joint Development Committee (“Joint Development Committee”) shall be established with the responsibilities and authority set forth in this Section 3.1 and shall exist until the submission of the first BLA with respect to the FIN-524 Licensed Product or FIN-525 Licensed Product, whichever occurs later, unless otherwise agreed between the parties. The Joint Development Committee shall consist of four (4) members, two (2) members to be appointed by each of Finch and Takeda, and the Alliance Manager from each party. Each party may, with notice to the other, substitute any of its members serving on the Joint Development Committee and may invite ad hoc non-voting members as desired. The parties may also, by mutual agreement, increase or (subject to Section 3.1(d)) decrease the number of members serving on the Joint Development Committee; provided that the number of members representing each party remains equal. Takeda shall have the right to appoint one of its members to be the chairperson of the Joint Development Committee, whose term shall run for so long as the Joint Development Committee is in existence.

(b)

JDC Responsibilities. The Joint Development Committee shall have the responsibility and authority for the operational aspect of the Development of the Licensed Product in the Territory, including, without limitation, to (i) provide a forum for exchange of information related to the Development Programs; and (ii) discuss and propose to the Joint Steering Committee any material amendments or updates to the Development Plan.

(c)

Timing; Location; and Minutes. The Joint Development Committee shall hold meetings as mutually agreed by the parties, but in no event less than monthly unless Takeda and Finch mutually agree, no later than ten (10) days in advance of any meeting following the initial meeting of the Joint Development Committee, that no new business has transpired that would require a meeting of the Joint Development Committee. The first meeting of the Joint Development Committee shall be held within forty-five (45) days of the Original Effective Date and shall be held in Somerville, Massachusetts. After the initial meeting, meetings may be held by telephone or video conference, provided that the parties shall meet in person at least once per quarter, and such meetings shall alternate between Cambridge, Massachusetts and Somerville, Massachusetts. Minutes of all meetings setting forth decisions of the Joint Development Committee shall be prepared by the Alliance Managers and circulated to both parties within five (5) Business Days after each meeting, and shall not become official until approved by both parties in writing; minutes shall be presented for approval as the first order of business at the subsequent Joint Development Committee meeting, or if it is necessary to approve the minutes prior to such subsequent meeting, then the parties shall approve the minutes within five (5) Business Days of receipt thereof.

(d)

Voting Rules. The quorum for Joint Development Committee meetings shall be two (2) members, provided there are at least one (1) member from each of Finch and Takeda present. The Joint Development Committee will render decisions by unanimous vote. The members of the Joint Development Committee shall act in good faith to cooperate with one another and to reach agreement with respect to issues to be decided by the Joint Development Committee.

(e)

Escalation to JSC. Disagreements among the Joint Development Committee will be resolved via good-faith discussions; provided, that in the event of a disagreement that cannot be resolved within [***] after the date on which the disagreement arose, the matter shall be referred and escalated to the Joint Steering Committee.

3.2 Joint Steering Committee.

(a)

Establishment of JSC and Members Within (10) days after the Original Effective Date, a Joint Steering Committee (“Joint Steering Committee”) shall be established with the responsibilities and authority set forth in this Section 3.1 and shall exist until the submission of the first BLA with respect to the FIN-524 Licensed Product or FIN-525 Licensed Product, whichever occurs later, unless otherwise agreed between the parties. The Joint Steering Committee shall consist of four (4) members, two (2) members to be appointed by each of Finch and Takeda, and the Alliance Manager from each party. Each party may, with notice to the other, substitute any of its members serving on the Joint Steering Committee and may invite ad hoc non-voting members as desired. The parties may also, by mutual agreement, increase or (subject to Section 3.2(d)) decrease the number of members serving on the Joint Steering Committee; provided that the number of members representing each party remains equal. Takeda shall have the right to appoint one of its members to be the chairperson of the Joint Steering Committee, whose term shall run for so long as the Joint Steering Committee is in existence.

(b)

JSC Responsibilities. The Joint Steering Committee shall have the responsibility and authority for overall collaboration strategy and budget, including, without limitation, to: (i) monitor the progress and status of the Development Programs and Program Intellectual Property; (ii) review and approve any material amendments or updates to the Development Plan (including annual approval of the Budget and any amendment thereto and selection of any Third Party to perform a part of Development Programs (e.g., contract research organization)) proposed by the Joint Development Committee; (iii) discuss the overall clinical and regulatory strategy and plan as described in the Development Plans; and (iv) any other functions as the parties may agree in writing (including, the formation of sub-team of itself as it may deem appropriate or necessary).

(c)

Timing; Location; and Minutes. The Joint Steering Committee shall hold meetings as mutually agreed by the parties, but in no event less than semi-annually unless Takeda and Finch mutually agree, no later than thirty (30) days in advance of any meeting following the initial meeting of the Joint Steering Committee, that no new business has transpired that would require a meeting of the Joint Steering Committee. The first meeting of the Joint Steering Committee shall be held within forty-five (45) days of the Original Effective Date and shall be held in Somerville, Massachusetts. After the initial meeting, meetings may be held by telephone or video conference, [***]. Minutes of all meetings setting forth decisions of the Joint Steering Committee shall be prepared by the Alliance Managers and circulated to both parties within thirty (30) days after each meeting, and shall not become official until approved by both parties in writing; minutes shall be presented for approval as the first order of business at the subsequent Joint Steering Committee meeting, or if it is necessary to approve the minutes prior to such subsequent meeting, then the parties shall approve the minutes within thirty (30) days of receipt thereof.

(d)

Voting Rules. The quorum for Joint Steering Committee meetings shall be two (2) members, provided there are at least one (1) member from each of Finch and Takeda present. The Joint Steering Committee will render decisions by unanimous vote. The members of the Joint Steering Committee shall act in good faith to cooperate with one another and to reach agreement with respect to issues to be decided by the Joint Steering Committee.

(e)

JSC Decision. Disagreements among the Joint Steering Committee will be resolved via good-faith discussions; provided, that in the event of a disagreement that cannot be resolved within [***] after the date on which the disagreement arose, the matter shall be resolved pursuant to Section 14.1 (first sentence); provided that if the dispute cannot be resolved pursuant to Section 14.1 (first sentence) within [***], then, [***]. The Joint Steering Committee shall not have any authority to resolve disputes with respect to the interpretation, breach, termination or invalidity of the Agreement or matters concerning the prosecution or enforcement of Program Intellectual Property, which shall be addressed using the procedures specified in Section 9.

3.3 Joint Manufacturing Committee.

(a)

Establishment of JMC and Members Promptly after the Original Effective Date, a Joint Manufacturing Committee (“Joint Manufacturing Committee”) shall be established with the responsibilities and authority set forth in this Section 3.3 and shall exist until Takeda’s assumption of responsibility for Manufacturing of all Licensed Product. The Joint Manufacturing Committee shall consist of two (2) members, one (1) member to be appointed by each of Finch and Takeda, and the Alliance Manager from each party. Each party may, with notice to the other, substitute any of its members serving on the Joint Manufacturing Committee and may invite ad hoc non-voting members as desired. The parties may also, by mutual agreement, increase or (subject to Section 3.3(d)) decrease the number of members serving on the Joint Manufacturing Committee; provided that the number of members representing each party remains equal. Finch shall have the right to appoint one of its members to be the chairperson of the Joint Manufacturing Committee, whose term shall run for so long as the Joint Manufacturing Committee is in existence.

(b)

JMC Responsibilities. The Joint Manufacturing Committee shall have the responsibility and authority to (i) exchange information related to the Manufacturing and/or clinical or commercial supply of the Licensed Product required in Sections 6.1 and 6.2(a) (including, information relating to material changes to each party’s state of manufacturing capability); (ii) facilitate the preparation and execution of the Supply Agreement and Quality Agreement pursuant to Section 6.2(b), (iii) discuss and approve the overall strategy and plan for the Joint Manufacturing and/or clinical or commercial supply of the Licensed Product and any amendments thereto (including, selection of contract manufacturing organization); and (iv) discuss and approve the transition plan of Manufacturing responsibility from Finch to Takeda pursuant to Section 6.2(c) (including, technology transfer plan ensuring a smooth transition).

(c)

Timing; Location; and Minutes. The Joint Manufacturing Committee shall hold meetings as mutually agreed by the parties, but in no event less than half-yearly unless Takeda and Finch mutually agree. The first meeting of the Joint Manufacturing Committee shall be held within ninety (90) days of the Original Effective Date and shall be held in Somerville, Massachusetts. After the initial meeting, meetings may be held by telephone or video conference, [***]. Minutes of all meetings setting forth decisions of the Joint Manufacturing Committee shall be prepared by the Alliance Managers and circulated to both parties within thirty (30) days after each meeting, and shall not become official until approved by both parties in writing; minutes shall be presented for approval as the first order of business at the subsequent Joint Manufacturing Committee meeting, or if it is necessary to approve the minutes prior to such subsequent meeting, then the parties shall approve the minutes within thirty (30) days of receipt thereof.

(d)

Voting Rules. The quorum for Joint Manufacturing Committee meetings shall be two (2) members, provided there are at least one (1) member from each of Finch and Takeda present. The Joint Manufacturing Committee will render decisions by unanimous vote. The members of the Joint Manufacturing Committee shall act in good faith to cooperate with one another and to reach scientifically and practically reasonable agreement with respect to issues to be decided by the Joint Manufacturing Committee.

(e)

Escalation to JSC. Disagreement among the Joint Manufacturing Committee will be resolved via good-faith discussions; provided, that in the event of disagreement that cannot be resolved within [***] after the date on which the disagreement arose, the matter shall be referred and escalated to the Joint Steering Committee.

3.4 Alliance Managers. Each party shall appoint, within ten (10) days of the Original Effective Date, its Alliance Manager. The Alliance Managers shall have the right to attend all meetings of the Joint Steering Committee, as non-voting participants and secretaries at such meetings, and may bring to the attention of the Joint Steering Committee, any matters or issues either of them reasonably believes should be discussed and shall have such other responsibilities as the parties may mutually agree in writing. Each party may replace its Alliance Manager at any time.

3.5 Operating Principles; Expenses.

(a)

Operating Principles. The parties hereby acknowledge and agree that the deliberations and decision- making of the Joint Steering Committee, Joint Development Committee and Joint Manufacturing Committee, and any subcommittee established by the Joint Steering Committee, Joint Development Committee and Joint Manufacturing Committee shall be in accordance with the following operating principles: (i) decisions should be made in a prompt manner; and (ii) the parties’ mutual objective is to maximize the clinical and commercial success of the Licensed Products in the Territory, consistent with sound and ethical business and scientific practices.

(b)

Expenses. The parties shall each bear all expenses of their respective representatives on the Joint Steering Committee, Joint Development Committee and Joint Manufacturing Committee and any subcommittee established under this Agreement and such costs shall not be included in any other category of expenses under this Agreement.

(c)

Delegation to Subcommittees. The Joint Steering Committee, Joint Development Committee and Joint Manufacturing Committee and any subcommittees established pursuant to this Agreement, will have only such powers as are specifically delegated to it in this Agreement, and will have no power to amend this Agreement or waive a party’s rights or obligations under this Agreement.

3.6 Information Disclosure. Information that otherwise falls under the definition of Confidential Information contained in reports made pursuant to Section 3.1, 3.2 or 3.3 or otherwise communicated between the parties will be subject to the confidentiality provisions of Section 10.1. Each party shall have the right to use the Confidential Information disclosed by the other party without charge, but only to the extent necessary to enable each party to carry out their respective roles defined in this Agreement or otherwise in exercise of rights granted to it pursuant to this Agreement.

3.7 Status Reports. At any time after the Joint Steering Committee ceases to exist, Takeda shall provide Finch with [***] written report of such material Development and/or Manufacturing activities of Takeda, its Affiliates or sublicensees with respect to the Licensed Products [***]. In addition to the status reports provided pursuant to this Section 3.7, material Commercialization activities of Takeda, its Affiliates or sublicensees will be reported to Finch in accordance with Section 7.2.

4. DEVELOPMENT PROGRAM

4.1 Development Plan.

(a)

Development Plan. As of the Restatement Effective Date, the parties have agreed to the Development Plans for each Licensed Product, for which Finch is primarily responsible to undertake pursuant to Section 4.3(a), a copy of which are attached as Attachment 1.

(b)

Budget. The Development Plan also includes a Budget covering the Development Plan. The parties agree that the following principles shall apply to Development Costs covered by the Budget and any amendment thereto:

[***]General expenses such as facilities and equipment, professional services and general administrative compensation may be increased from the amounts set forth in the initial Budget, and for clarity, are subject to the allocation basis set forth above in this Section 4.1.

4.2 Amendments to the Development Plan. The parties recognize that the Development Plan, including the Budget, represent projections only and will be subject to changes during the term of Development Programs. The Development Plan, including the Budget, shall be updated quarterly as deemed appropriate by the Joint Steering Committee. Either party may decide from time to time, but no less often [***], to propose for approval by the Joint Steering Committee updates to the Development Plan and Budget as necessary to reflect changes in the progress of Development for the Licensed Product. Any proposed change to the Development Plan and Budget shall set forth all anticipated scope of Development activities, geographical territory and timelines, and propose any responsibility of Finch or Takeda for carrying out any such activities. The Joint Steering Committee shall promptly review such proposed change and shall as soon as practicable but in any event within [***] following submission either (a) approve it or (b) provide comments to the party proposing the change for its consideration. The party proposing the change shall consider such comments (if any) and revise the proposed change to implement all such reasonable comments and provide such revised proposed change to the Development Plan, including the Budget, to the Joint Steering Committee. If disputes remain with respect to such amendments to the Development Plan, including the Budget, then such dispute shall be referred to the Joint Steering Committee for resolution thereof in accordance with Section 3.2(e).

4.3 Development Responsibility; Diligence; Standards of Conduct.

(a)

Finch’s Development Responsibility. Unless Takeda exercises the Phase II Development Option pursuant to Section 4.3(c), with respect to each of the Development Programs, Finch shall have primary responsibility for performance of (i) the Initial Product Development, (ii) establishment of in vivo efficacy model for a targeting disease of the relevant Development Program and efficacy studies for such disease, (iii) the CMC Development; (iv) the Phase I Clinical Trial in the U.S., (v) the Phase II Clinical Trial in the U.S. and any other country(ies) within the Territory on which the parties agree at Joint Steering Committee (e.g., global Phase II Clinical Trial) and (vi) development of a Licensed Diagnostic Product/Method, in each case, in accordance with the Development Plan, including the Budget. In addition, following the Restatement Effective Date, Finch shall have responsibility for performance of the FIN-524 Crohn Feasibility Study in accordance with the relevant Development Plan.

(b)	Takeda’s Development Responsibility.

(i)

Takeda may perform Development activities (including CMC Efforts) prior to the Completion of CMC Development; provided, in such case, a written plan for such Development activities must be first reviewed and approved by the JSC, with an affirmative vote casted by Finch’s JSC members (which shall not be unreasonably withheld, delayed or conditioned).

(ii)

Further, upon the successful completion of the first Phase II Clinical Trial in the U.S. (including achievement of all clinical trial endpoint(s) to be designated in the Development Plan) for such Licensed Product, Takeda shall assume primary responsibility for the Phase III Clinical Trial in the U.S. for such Licensed Therapeutic Product in accordance with the Development Plan.

(iii)

For the sake of clarification, under the license granted hereunder, after relevant NBE Declaration, Takeda has a right, not obligation, to perform any other Development activities than those for which Takeda is responsible for pursuant to this Section 4.3(b)(i) and 4.3(b)(ii) (including, Phase III in any countries other than the U.S.).

(c)

Takeda’s Phase II Development Option. With respect to a Development Program, Takeda has an option to (i) perform jointly with Finch the Phase II Clinical Trial for which Finch is originally responsible pursuant to Section 4.3(a) or (ii) assume primary responsibility for the Phase II Clinical Trial for which Finch is originally responsible pursuant to Section 4.3(a) (“Phase II Development Option”). With respect to a Development Program, Takeda may exercise the Phase II Development Option at any time prior to the initiation of Phase I Clinical Trial in the U.S. with written notice to Finch indicating the option Takeda wishes to take. If Takeda exercises the Phase II Development Option, the parties shall prepare the amendment to the Development Plan by reflecting the change of the parties’ responsibility. [***].

(d)

Standard of Performance. The parties shall use Commercially Reasonable Efforts to perform, or shall use Commercially Reasonable Efforts to ensure that its Third Party contractors perform, the Development activities for which each party is responsible pursuant to Section 4.3(a) or 4.3(b) in accordance with the Development Plan and in good scientific manner and in compliance with Applicable Laws.

4.4 Development Funding.

(a)	Initial Program Development (Prior to NBE Declaration).

(i)

With respect to FIN-524 Development Program, Finch will be responsible for all costs incurred during the Initial Product Development from the Original Effective Date until the date of the NBE Declaration; [***].

(ii)

With respect to FIN-525 Development Program, Finch will be responsible for all costs incurred during the Initial Product Development from the Restatement Effective Date until the date of the NBE Declaration; [***].

(b)	[***].

(c)	[***].

(d)	[***].

(e)

Record Keeping; Audit. Finch shall keep and maintain for [***] complete and accurate records (which may include employee timesheets and other records which would enable a party to verify allocation of employees’ time to Development of Licensed Product) of Development Costs incurred by Finch with respect to Development of the Licensed Product in sufficient detail to allow Takeda to confirm that such Development Costs were incurred in compliance with the approved Development Plan and Budget, or the Development Plan and budget referred to in Section 4.4(d), if applicable. Takeda shall have the right for a period of [***] after such Development Costs are incurred to appoint at its expense an independent certified public accountant reasonably acceptable to Finch to audit the relevant records of Finch to verify that the amount of such Development Costs was correctly determined. Finch shall make its records available for audit by such independent certified public accountant during regular business hours at such place or places where such records are customarily kept, upon [***] written notice from Takeda. Such audit right shall not be exercised by Takeda more than once in any calendar year and the records of Development Costs for a twelve (12) month period may not be audited more than once. All records made available for audit shall be deemed to be Confidential Information of Finch. The results of each audit, if any, shall be binding on both parties absent manifest error. Takeda shall bear the full cost of such audit.

4.5 Access and Disclosure of Clinical Data in FMT.

(a)	Intentionally omitted.

(b)	Intentionally omitted.

(c)

Takeda’s Right to Use FMT Clinical Data. Takeda may use the FMT Clinical Data solely for the purpose of Development, Manufacturing and Commercialization of FIN-524, FIN-525 and any Licensed Products, including to re-analyze the FMT Clinical Data in order to aid in the design of the composition for FIN-524, FIN-525 and any Licensed Products or to substitute Optimal FIN-524 and Optimal FIN-600 pursuant to Section 2.3(a)(iii).

(d)

Analysis in Non-IBD Field. At any time during the term of this Agreement, Takeda may suggest and propose a plan by which analyses of the FMT Clinical Data may aid in the development of novel therapeutic, whether inside or outside of Inflammatory Bowel Disease, and by which analyses of FMT Clinical Data would be considered the initiating event to identify a novel therapeutic target lead in humans or in the microbiome itself. In this event, Finch will have the sole right to decide whether it wants to engage in these analyses in terms of any of the underlying data related to the generation of FIN-524 or FIN-525 up to IND. If Finch agrees to pursue such analyses, the parties shall negotiate in good faith a separate agreement for undertaking such analyses and pursuing the novel therapeutic target on mutually acceptable terms.

(e)

Extended Purposes of Use. At any time during the term of this Agreement, Takeda may suggest and propose a plan in which analyses of the FMT Clinical Data may inform on the development of a therapeutic entity or pathway under development at Takeda at this time or in the future initiated and pursued by or on behalf of Takeda independently from the collaboration with Finch hereunder. In this event, Finch will have the sole right to decide whether Finch is willing to grant a license to use any of the underlying data related to generation of FIN-524 or FIN-525 up to IND, including FMT Clinical Data, for the purposes of the Takeda’s independent development program. If Finch agrees to grant such a license, the parties shall negotiate in good faith a separate agreement for undertaking such analyses and pursuing the novel therapeutic target on mutually acceptable terms.

(f)

No Disclosure Obligation. For the avoidance of any doubt, Finch shall have no obligation to disclose or reveal to Takeda any proprietary software or actual software code to be used in the above- mentioned analyses.

4.6 Development Reporting. Finch shall provide the Joint Steering Committee no later than ten (10) Business Days prior to each scheduled Joint Steering Committee meeting, with written materials that summarize, in reasonable detail, material Development activities performed during the immediately preceding period since the last meeting of the Joint Steering Committee, and compare such performance with the goals and timelines set forth in the Development Plan. Finch shall also provide the Joint Steering Committee with notice of any material delay in Development or material excess of the Budget when compared to the Development Plan promptly after Finch reasonably determines that material delay or excess of the Budget is or is likely to occur.

4.7 Visiting Personnel. Upon the request of Takeda, the Joint Development Committee and/or the Joint Steering Committee and subject to the approval of Finch, Finch shall accept research, Development and/or regulatory personnel of Takeda without charge in the facility of Finch where the Development Program is conducted or send research, Development and/or regulatory personnel of Finch without charge to the facility of Takeda in order to conduct Finch’s roles and responsibilities under Section 4 (hereinafter, the research, Development and/or regulatory personnel of Takeda or Finch who is sent to the other party’s facility pursuant to this Section 4.7, “Visiting Personnel”). Such access shall be restricted to the area of the facility solely conducting the Development Program and the Visiting Personnel to fully endorse the facility regulations and rules. The Visiting Personnel shall be accompanied at all times by an employee of the other party. A party who sends its Visiting Personnel to the other party’s facility shall continue to employ the Visiting Personnel and shall pay Visiting Personnel any compensation including salary, health insurance, sick leave, paid vacation, pensions, retirement fund participation, and shall be responsible for paying all employment and withholding taxes relating to its Visiting Personnel compensation and be responsible for all actual expenses and/or costs incurred by the Visiting Personnel including travel and accommodation.

4.8 Licensed Diagnostic Product/Method Development. Takeda, acting through the Joint Development Committee, may elect to have Finch perform development work with respect to a Licensed Diagnostic Product/Method as part of the Development Plan. If the parties elect to add such work to the Development Plan they shall amend the Development Plan, and (if necessary) the Budget, accordingly. Takeda may elect to utilize a Third Party to Develop a Licensed Diagnostic Product/Method or to complete development of a Licensed Diagnostic Product/Method after Finch performs a portion of such Development work.

5.	REGULATORY MATTERS

5.1 Regulatory Filings; Approvals.

(a)	Finch’s Responsibility.

(i)

Until the FIN-524 First Phase II Completion or FIN-525 First Phase II Completion, as applicable with respect to a Development Program (provided, if Takeda exercises a Phase II Development Option for a Licensed Product, until the completion of Phase I Clinical Trials in the U.S. of such Licensed Product), Finch shall be solely responsible for taking all actions and conducting all communications with U.S. and each appropriate foreign Regulatory Authority(ies) required by Applicable Laws in respect of each Regulatory Filing in support of obtaining Regulatory Approval in accordance with the Development Plan and decision made at the Joint Development Committee and/or Joint Steering Committee.

(ii)

Finch shall provide Takeda with a copy (which may be wholly or partly in electronic form) of all Regulatory Filings with respect to Licensed Product. Finch shall provide Takeda with reasonable advance notice of any scheduled meeting with a Regulatory Authority relating to Development, such BLA and/or regulatory inspection (including, without limitation, GMP and PV inspection), and Takeda shall have the right, if and to the extent permitted by the relevant Regulatory Authority, to observe and to participate in any such meeting. Finch shall promptly furnish Takeda with copies of all material correspondence, minutes of material meetings with any Regulatory Authority or any result of regulatory inspection in each case relating to the Licensed Product.

(iii)

Takeda shall assist Finch as reasonably necessary to review its filings, data, documentation, responses to Regulatory Authority questionnaires or queries regarding clinical data, and advise and support of any necessary inspections. Notwithstanding the foregoing, Finch shall be primarily responsible for taking all actions and conducting all communications with each appropriate foreign Regulatory Authority required by Applicable Laws in respect of BLA.

(b)	Takeda’s Responsibility.

(i)

Except for the case of Section 5.1(a), Takeda shall be solely responsible for taking all actions and conducting all communications with each appropriate foreign or U.S. Regulatory Authority required by Applicable Laws in respect of each Regulatory Filing in support of obtaining Regulatory Approval, and all Regulatory Approvals obtained, for the Licensed Product for any indication in the Territory, including preparing and filing all reports (including adverse drug experience reports), amendments, supplements and other documents with such Regulatory Authority(ies) with respect to or as part of a BLA or other Regulatory Filing.

(ii)

Takeda shall provide Finch with a copy (which may be wholly or partly in electronic form) of all Regulatory Filings with respect to Licensed Product. Takeda shall provide Finch with reasonable advance notice of any scheduled meeting with a Regulatory Authority relating to Development and/or such BLA or other Regulatory Filing, and Finch shall have the right to silently observe (if and to the extent permitted by the relevant Regulatory Authority) and, if the parties mutually agree in advance, participate in any such meeting. Takeda shall promptly furnish Finch with copies of all material correspondence or minutes of material meetings with any Regulatory Authority in each case relating to the Licensed Product.

(iii)

Finch shall assist Takeda as reasonably necessary to support its filings and provide files suitable for submission on a timely basis, including all necessary data, documentation, responses to Regulatory Authority questionnaires or queries regarding clinical data, and advise and support of any necessary inspections. Notwithstanding the foregoing, Takeda shall be primarily responsible for taking all actions and conducting all communications with each appropriate foreign Regulatory Authority required by Applicable Laws in respect of each Regulatory Filing applicable to the Licensed Product.

5.2 Adverse Event Reporting. Finch shall have sole responsibility for all adverse event reporting, including any and all Serious Adverse Events (as defined at 21 C.F.R. 312.32(a)) in the U.S. while Finch is conducting studies in support of U.S. registration of a Licensed Product until the transfer to Takeda of Regulatory Filings applicable to the Licensed Product in the Territory. During such period, Finch shall maintain its adverse event database for the Licensed Product. After the occurrence of the transfer to Takeda of Regulatory Filings applicable to the Licensed Product in the Territory, Takeda shall be solely responsible for all adverse event reporting, including any aggregate and individual case safety reports with respect to the Licensed Product for all indications in the Territory; and Takeda shall maintain the unified worldwide adverse event database for the Licensed Product and Finch shall work with Takeda to promptly migrate to Takeda Finch’s existing adverse event database for the Licensed Product. Prior to the initiation of a clinical trial for a Licensed Product in the Territory hereunder, the parties shall enter into a pharmacovigilance agreement setting forth the worldwide pharmacovigilance procedures for and responsibilities of the parties with respect to the Licensed Product, such as safety data sharing, adverse events reporting, and safety signal and risk management.

5.3 Standards of Conduct. The parties shall use Commercially Reasonable Efforts to perform, or shall use Commercially Reasonable Efforts to ensure that its Third Party contractors perform, all regulatory activities in good scientific manner and in compliance with Applicable Laws.

6.	MANUFACTURE AND SUPPLY

6.1 Clinical Supply for BLA in U.S. Subject to the provisions of Section 3.3, Finch shall be responsible for and shall use its Commercially Reasonable Efforts to supply or have supplied Licensed Product for the clinical trials contemplated by the Development Plan until responsibility for Manufacturing is transferred to Takeda in accordance with Section 6.2(a). The costs for such supply of Licensed Product for the clinical trials shall be included in the Development Costs paid in accordance with Section 4.4.

6.2 Other Clinical Supply; Commercial Supply.

(a)

Finch’s Supply Responsibility. Pursuant to the terms of this Agreement, Finch shall be responsible for, and shall use Commercially Reasonable Efforts to, supply Takeda’s, its Affiliates’ or sublicensees’ requirements of Licensed Product for use in the Territory until such time as Takeda assumes responsibility for Manufacture of Licensed Products pursuant to Section 6.2(b). Until Takeda assumes responsibility for Manufacturing pursuant to Section 6.2(b), Takeda shall purchase its supply of Licensed Product exclusively from Finch or its designated Third Party contract manufacturer. With respect to purchase of Licensed Product for Development of indications other than the indication that is the subject of the Development Plan, Takeda shall pay a price to Finch equal to the Cost of Manufacture unless Takeda has previously paid for such manufacture as part of the Development Costs. To the extent that such purchase is a part of the Development Costs, payments and related matters shall be handled as set forth in Section 4.4.

(b)

Timing of Supply Responsibility Transition. With respect to a Licensed Product, the timing when Takeda assumes responsibility for Manufacture of such Licensed Product shall be discussed and determined by the Joint Manufacturing Committee; provided, the parties shall ensure the assumption occurs no later than six (6) months after (i) FIN-524 First Phase II Completion or FIN-525 First Phase II Completion, as applicable, so that Takeda can Manufacture the Licensed Products for Phase III Clinical Trial or (ii) if Takeda exercises a Phase II Development Option pursuant to Section 4.3(c), the completion of the Phase I Clinical Trial of the Licensed Product so that Takeda can Manufacture the Licensed Product for Phase II Clinical Trial.

(c)

Supply and Quality Agreements. The parties agree that at Takeda’s request Finch shall enter into a Supply Agreement(s) and a Quality Agreement(s) for the supply of drug substance or clinical or commercial supply of Licensed Product required in Sections 6.1 and 6.2(a). The Supply Agreement(s) and Quality Agreement(s) shall be negotiated and managed by the Joint Manufacturing Committee.

(d)	Takeda’s Manufacturing Responsibility. Upon Takeda’s assumption of responsibility for Manufacture of a Licensed Product, Takeda shall:

(i)	at its sole expense, be responsible for and shall use its Commercially Reasonable Efforts to Manufacture the Licensed Products for further Development and Commercialization in the Territory;

(ii)

purchase from Finch the Licensed Product inventories (including the conformance lots) at a price equal to Finch’s Cost of Manufacture unless Takeda has already paid for such inventories as Development Costs;

(iii)

reimburse Finch for expenses in connection with the termination or modification of the then existing manufacturing agreements with Third Parties that are identified in such manufacturing agreements; and

(iv)

assume all of Finch’s obligations under the manufacturing and supply agreements to which Finch is a party and which Takeda has been made aware of, as of the date that Takeda notifies Finch that Takeda will assume responsibility for Manufacture (including any new arrangements or extensions that the Joint Manufacturing Committee has reviewed and approved, required to be entered into between such date and the date Takeda assumes responsibility for Manufacture of the Licensed Product to minimize the threat of a supply interruption).

(e)

Seamless Transition; Technology Transfer. Finch shall use Commercially Reasonable Efforts to avoid cancellation fees when engaging any contract manufacturer and the parties shall coordinate their efforts to reduce the likelihood of supply interruptions at the time Takeda assumes responsibility for Manufacture of a Licensed Product in commercial quantities. In accordance with a transition plan agreed at the Joint Manufacturing Committee, Finch shall be primarily responsible to perform the technical transfer requirements without additional cost to Takeda in a timely manner to ensure a smooth transition of Manufacturing responsibilities to Takeda and an uninterrupted supply of clinical and commercial quantities of the Licensed Product.

7.	COMMERCIALIZATION

7.1 General. Takeda shall have the exclusive right to implement, and final decision-making authority with respect to, Commercialization of all Licensed Products in the Territory. Takeda shall be responsible for all costs and expenses associated with Commercialization of Licensed Products in the Territory. Takeda shall use Commercially Reasonable Efforts in connection with such Commercialization of each Licensed Product in each country of the Territory for each indication for which such Licensed Products have received Regulatory Approval, and shall conduct Commercialization activities in compliance with Applicable Laws and use Commercially Reasonable Efforts to ensure that its Third Party contractors conduct Commercialization activities in compliance with Applicable Laws. Without limiting the foregoing, Takeda shall have the exclusive right and responsibility throughout the Territory for the following: (a) establishing pricing for the Licensed Product; (b) receiving and accepting orders for the Licensed Product from customers; (c) distributing the Licensed Product to customers; (d) controlling invoicing and collection of accounts receivable for Licensed Product sales; (e) recording Licensed Product sales in its books of account for sales (in accordance with Takeda’s accounting standards consistently applied (currently IFRS)); and (f) determining the branding (including selection of applicable Trademark(s)) and all aspects of the promotion (including promotional materials) to be used in Commercializing Licensed Products.

7.2 Commercialization Reports. With respect to Commercialization of Licensed Products in the Territory, Takeda shall annually keep Finch informed regarding the status of material progress and results of such Commercialization. The parties agree that such progress reports shall be Takeda’s standard product performance reports, generated in accordance with Takeda’s timelines for such reports.

7.3 Licensed Product Trademarks. Takeda shall be responsible for the selection, registration, defense and maintenance of the trademarks under which Takeda will market all Licensed Products in the Territory, as well as all expenses associated therewith (the “Trademarks”). Takeda shall own or Control all Trademarks and any domain names incorporating such Trademarks used by Takeda in connection with the Commercialization of Licensed Products under this Agreement and all goodwill associated therewith. Finch shall not have, assert or acquire any right, title or interest in or to any of the Trademarks. Takeda shall have the right to select all trade dress, logos, slogans, designs and copyrights used on and in connection with the Licensed Products in the Territory. Takeda will be the sole owner of all trade dress, logos, slogans, designs and copyrights specifically created by or on behalf of Takeda or used by Takeda on or in connection with the Licensed Products.

8.	CONSIDERATION; PAYMENT

8.1 License Fee and Technology Access Fee for FIN-524 and FIN-525. In partial consideration for (a) the licenses granted to Takeda by Finch under this Agreement and (b) the access to Finch’s Background Platform Technology, within ten (10) Business Days after the Original Effective Date, and upon receipt of an invoice from Finch, Takeda shall pay Finch a non-refundable and non-creditable license fee of [***] and a non-refundable and non-creditable technology access fee of [***] (ten million dollars ($10,000,000) in total).

8.2	Development Milestones.

(a-1)

Milestones for Licensed Therapeutic Products. Subject to Section 8.2(c) (and with respect to FIN- 525 Therapeutic Product subject to Section 8.2(a-2)), Takeda shall pay each of the following non- refundable, non-creditable payments to Finch upon the first achievement of each of the following events with respect to a FIN-524 Licensed Therapeutic Product or a FIN-525 Therapeutic Product, as applicable, on a Development Program basis:

	Milestone Event	Amount (U.S. Dollars)
		FIN-524	FIN-525
[***] Stage
[***]	[***]	[***]	[***]
	[***]	[***]	[***]
[***]	[***]	[***]	[***]
	[***]	[***]	[***]
[***]	[***]	[***]	[***]
	[***]	[***]	[***]
[***]	[***]	[***]	[***]
	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]

*

With respect to the FIN-525 Development Program, appropriate milestone events and amount allocated to respective events shall be discussed and determined in good faith by the parties promptly after the delivery by Finch of a data package obtained from the FIN-524 Crohn Feasibility Study and prior to determination by Takeda of initiation of full Development Program for FIN-525 with related Development Plan (including associated Budget); provided, each milestone event must be set in a way that would reflect scientifically and technically meaningful achievement directed toward the ultimate goal of the FIN-525 Development Program and the total amount payable for events #2, #3 and #4 in the FIN-525 Development Program shall be [***].

(a-2)	Milestones for FIN-525 Licensed Therapeutic Products.

(i)	Notwithstanding Section 8.2(a-1), [***].

(ii)	Notwithstanding Section 8.2(a-1), [***]. For the purpose of this Agreement, the foregoing product is treated as a FIN-525 Therapeutic Product and shall not treated as a FIN-524 Therapeutic Products.

(iii)	For the avoidance of doubt, [***].

(b)

Milestones for Licensed Diagnostic Product/Method. Subject to Section 8.2(c), Takeda shall pay each of the following non-refundable, non-creditable payments to Finch upon the first achievement of each of the following events with respect to (i) a FIN-524 Licensed Diagnostic Product/Method for the diagnosis of ulcerative colitis and (ii) a FIN-525 Licensed Diagnostic Product/Method for the diagnosis of Crohn’s Disease, as applicable:

	Milestone Event	Amount (U.S. Dollars)
		FIN-524	FIN-525
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]

(c)

Milestone Payment Principle: Onetime Payment for the First Achievement. Each milestone payment identified in Section 8.2(a) and 8.2(b), shall be payable for the first Licensed Product that achieves the applicable milestone, on a Development Program basis, regardless of the number of Licensed

Products that achieve such milestone; provided that if a particular Licensed Product does not achieve any milestone(s), such non-achieved milestones shall be paid on any subsequent Licensed Product that achieves such milestone. On the date any one milestone set forth above is achieved with respect to a Development Program, all lower numbered unachieved milestones with respect to such Development Program shall be deemed to have been achieved and shall be paid (except to the extent they have been previously paid). Takeda shall provide Finch with prompt written notice upon each occurrence of a milestone event, but in no event will such notice be given to Finch later than [***] after Takeda becomes aware of the achievement of any milestone and promptly after the receipt of such notice, Finch shall issue an invoice to Takeda. Each milestone will be paid within [***] following the receipt by Takeda of invoice from Finch.

(d)	Reduced Milestone for Licensed Diagnostic Product/Method. [***].

8.3	Commercialization Milestones.

(a-1) Commercialization Milestones. On a Development Program basis, subject to Section 8.3(b) (and with respect to FIN-525 Development Program subject to Section 8.3(a-2)), Takeda shall pay each of the following non-refundable, non-creditable payments to Finch upon the first achievement of each of the following events with respect to the Net Sales of all Licensed Products with respect to a Development Program in the Territory in a calendar year:

	Milestone Event	Amount (U.S. Dollars)
		FIN-524	FIN-525
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]

(a-2)	Commercial Milestones for FIN-525.

(i)	Notwithstanding Section 8.3(a-1), [***].

(ii)	Notwithstanding Section 8.3(a-1), [***].

(iii)	For the avoidance of doubt, [***].

(b) Each of the milestones set forth in Section 8.3(a) shall be payable only one time for each Development Program. Takeda shall provide Finch with prompt written notice upon each occurrence of a milestone event set forth in Sections 8.3(a), but in no event will such notice be given to Finch more than [***] after Takeda becomes aware of the achievement of any milestone and promptly after the receipt of such notice, Finch shall issue an invoice to Takeda. The milestones will be paid within [***] following the date on which Takeda receives an invoice from Finch. On the date any one milestone set forth in Section 8.3(a) is achieved with respect to a Development Program, all lower numbered unachieved milestones with respect to such Development Program shall be deemed to have been achieved and shall be paid (except to the extent they have been previously paid).

8.4	Royalties.

(a)

Royalty Rates. Takeda shall pay Finch a royalty on a Licensed Product-by-Licensed Product basis based on annual aggregate Net Sales of a Licensed Product in each calendar year commencing with the First Commercial Sale of such Licensed Product in any country in the Territory and ending upon the last day of the last Royalty Term for such Licensed Product in such country, at the following rates:

[***]

(b)

Reduced Royalty Rates (Required Third Party License). If, as a result of any discussion of potential infringement or misappropriation of Third Party’s Patent Rights or Know-How pursuant to Section 9.3(a) or 9.3(b), the parties elect to enter into a license with such Third Party to avoid such infringement or misappropriation by (i) the Manufacture of such Licensed Product using the Licensed Technology that covers such Manufacture or (ii) solely with respect to the composition of matter or methods of use embodied or claimed in the Licensed Technology for such Licensed Product by the sale, offer for sale, use or importation of any Licensed Product in the Territory or the practice or use of any Licensed Technology, Program Patent Rights or Program Intellectual Property to Manufacture or have Manufactured any Licensed Product (each such license, a “Required Third Party License”) and Takeda owes [***] to such Third Party under the Required Third Party License, then Takeda may, beginning from the date that Takeda first makes or incurs any such payments, deduct the amount of [***] in any calendar quarter from the royalties payable hereunder to Finch in such calendar quarter; provided, that the royalties payable to Finch by Takeda shall not be reduced by more than [***] of the amount otherwise due in any calendar quarter; and provided, further that [***].

(c)

Reduced Royalty Rates (Non-Coverage by Valid Claim). Royalties shall be payable under Section 8.4(a) on a Licensed Product-by-Licensed Product basis for the applicable Royalty Term. Notwithstanding anything to the contrary in Section 8.4(a) or this Section 8.4(c), if any Licensed Product is sold in a country and is not Covered by a Valid Claim included in Finch Patent Rights or Regulatory Exclusivity in such country at the time of sale, then royalty rates in such country shall be reduced to [***] of the rates set forth in Section 8.4(a), continuing until the last day of the applicable Royalty Term with respect to such Licensed Product, in consideration for Takeda’s license to Finch Intellectual Property Rights or Joint Intellectual Property Rights other than Finch Patent Rights and Joint Patent Rights.

(d)	Payment to OpenBiome. [***].

8.5	Remittance.

(a)

Royalty Payment Terms; Report. Any payments of royalties payable pursuant to Section 8.4 shall be made by Takeda within [***] after the end of each calendar quarter in which Net Sales occur, commencing with the calendar quarter in which the First Commercial Sale of a Licensed Product occurs. Within [***] after the end of each calendar quarter, commencing with the calendar quarter in which the First Commercial Sale of a Licensed Product occurs, Takeda shall deliver to Finch a written report with respect to such calendar quarter stating the Net Sales, a top line summary of the deductions taken from gross sales (in each case on a country-by-country basis) and total Net Sales of the Licensed Product sold by Takeda, its Affiliates or sublicensees during such quarter in U.S. dollars (the “Royalty Report”). In each country where Net Sales have occurred in a currency other than U.S. dollars, such Net Sales will be converted to U.S. dollars at the end of the applicable calendar quarter using the quarter end rate of exchange. The rate of exchange to be used in computing the amount of currency equivalent in U.S. dollars under this Agreement will be made in accordance [***]. Royalties will be calculated based on the Royalty Report.

(b)

Interests. In the event that any payment due either party under this Agreement is not made when due, the amount due shall accrue interest [***], or, if lower, the maximum rate permitted by law, calculated from the due date until paid in full. Such payment when made shall be accompanied by all interest so accrued. Said interest and the payment and acceptance thereof shall not negate or waive the right of the party to whom payment is due to any other remedy, legal or equitable, to which it may be entitled because of the delinquency of the payment.

(c)

Currency Conversion Restriction. If at any time legal restrictions within any country in the Territory prevent the conversion of the local currency and such currency cannot be removed from such country such that prompt remittance by the party owing a royalty of any royalties owed in respect of sales in such country is prevented, the party owing a royalty shall make payment through any lawful means or methods that may be available as such party shall reasonably determine. If royalties in any country cannot be remitted within [***] after the end of the relevant royalty period, then the party owing a royalty shall pay the other party in the local currency of such country by deposit of the relevant royalties in a bank account in such country designated by the other party.

8.6	Audits.

(a)

Finch’s Audit Rights. During the term of the Agreement and for a period of [***] thereafter, Takeda, its Affiliates or sublicensees will keep complete and accurate records in sufficient detail to permit Finch to confirm the completeness and accuracy of the information presented in each Royalty Report and all payments due hereunder. Takeda, its Affiliates or sublicensees will permit an independent, certified public accountant selected by Finch and reasonably acceptable to Takeda, which acceptance will not be unreasonably withheld or delayed (the “Auditor”) to audit or inspect those records of Takeda that relate to Net Sales and Royalty Reports for one or more annual periods, for the sole purpose of verifying the: (i) accuracy of the Royalty Reports required under Section 8.6 and royalties and other payments payable in U.S. dollars which will have accrued hereunder in respect of Net Sales for the period under review; and (ii) withholding taxes, if any, required by law to be deducted as a payment by Takeda in respect of such Net Sales. Such inspection will be conducted during Takeda’s normal business hours at such place where such records are customarily kept, no more than once in any twelve (12) month period and upon at least [***] prior written notice by Finch to Takeda. The Auditor will execute a reasonable written confidentiality agreement with Takeda and will disclose to Finch only the amount and accuracy of payments reported and actually paid or otherwise payable under this Agreement and the specific details concerning any discrepancies. The Auditor will send a copy of the report to Takeda at the same time it is sent to Finch.

(b)

Additional Royalty Payment. In the event that the Auditor concludes that additional royalties were required for the annual period under review, the additional royalty payment will be paid within [***] of the date the Auditor delivers its report to the parties so concluding that such payments were underpaid, and excess royalties paid will be reimbursed to Takeda by Finch within [***]. The payment of additional royalties to Finch shall bear interest as described in Section 8.5(b). The fees charged by the Auditor will be paid by Finch unless the audit discloses an underpayment of royalties paid or payable by Takeda for the annual period under review by more than [***] of the amount due, in which case Takeda shall pay (or reimburse Finch for) the reasonable fees and expenses charged by the Auditor.

8.7	Taxes.

(a)

Cooperation and Coordination. The parties acknowledge and agree that it is their mutual objective and intent to appropriately calculate, to the extent feasible and legal, taxes payable with respect to their collaborative efforts under this Agreement and that they shall use all commercially reasonable efforts to cooperate and coordinate with each other to achieve such objective.

(b)

Payment of Tax. A party receiving a payment pursuant to this Section 8 shall pay any and all taxes levied on such payment. If Applicable Laws require that taxes be deducted and withheld from a payment made pursuant to this Section 8, the remitting party shall: (1) deduct those taxes from the payment; (2) pay the taxes to the proper taxing authority; and (3) send evidence of the obligation together with proof of payment to the other party within [***] following that payment.

(c)

Tax Residence Certificate. A party receiving a payment pursuant to this Section 8 shall provide the remitting party appropriate certification from relevant revenue authorities that such party is a tax resident of that jurisdiction, if such receiving party wishes to claim the benefits of an income tax treaty to which that jurisdiction is a party. Upon the receipt thereof, any deduction and withholding of taxes shall be made at the appropriate treaty tax rate.

(d)

Assessment. Either party may, at its own expense, protest any assessment, proposed assessment, or other claim by any Governmental Authority for any additional amount of taxes, interest or penalties or seek a refund of such amounts paid if permitted to do so by Applicable Laws. The parties shall reasonably cooperate with each other in any protest by providing records and such additional information as may reasonably be necessary for a party to pursue such protest.

9.	PATENT

9.1	Disclosure; Patent Prosecution.

(a)

Mutual Disclosure. Each of Finch and Takeda shall promptly and fully disclose to the other in writing reasonably detailed written reports describing any Program Intellectual Property that may be Covered by Patent Rights, under the applicable U.S. patent laws, (whether to be owned jointly by the parties or solely by a party), regardless of the place of invention . Within [***] following the date of disclosure regarding the existence of Program Intellectual Property that may be Covered by Patent Rights, the parties shall mutually confirm the inventorship and ownership of the Program Intellectual Property in accordance with Section 2.2(b) and, in the case of the Joint Program Intellectual Property, the parties shall confer and mutually agree as to appropriate protection for such Joint Program Intellectual Property, including an application, preparation, prosecution and maintenance strategy. Notwithstanding the provisions of this Section 9.1(a), neither party shall file any Patent Right relating to Program Intellectual Property without prior written mutual confirmation of inventorship and ownership in accordance with the immediate previous sentence nor any Joint Patent Right relating to Joint Program Intellectual Property without the other party’s prior written consent (which shall not be unreasonably withheld, delayed or conditioned).

(b)

Patent Prosecution by Finch. Subject to the last sentence of Section 9.1(a), Finch shall file, prosecute, and maintain the Finch Patent Rights, at Finch’s sole expense, in each Major Market Country in the Territory and in any other countries within the Territory upon which Finch and Takeda agree. Finch shall promptly furnish or have furnished to Takeda copies of all patents, patent applications, substantive patent office actions, and substantive responses received or filed in connection with such patents and patent applications. In the case of patent applications and responses, copies will be furnished to Takeda as soon as possible after Finch’s receipt of the same; provided, that Finch shall furnish such copies at least [***] before filing or mailing, as the case may be. Takeda may itself or through its attorney offer comments and suggestions with respect to the matters that are the subject of this Section 9.1(b) and Finch shall consider such comments and suggestions. If reasonably necessary, Takeda shall cooperate, at Finch’s expense, in the preparation, filing, prosecution and maintenance of any and all Finch Patent Rights that are the subject of this Section 9.1(b). Finch shall promptly provide notice to Takeda as to all matters that come to its attention that may affect the preparation, filing, prosecution or maintenance of any Finch Patent Rights. In the event that Finch elects not to file for patent protection, or elects not to prosecute or maintain a patent or patent application under, the Finch Patent Rights described in this Section 9.1(b) in a particular country(ies), Finch shall notify Takeda of such decision as soon as possible no later than [***] prior to the final deadline for any pending action or response that may be due with respect to such Finch Patent Right with the applicable patent authority. In the event Takeda provides written notice expressing its interest in prosecuting and maintaining such Licensed Patent Right, Finch shall cooperate with Takeda to permit Takeda to file, prosecute, and maintain such Finch Patent Rights, at Takeda’s sole expense, subject to the provisions of Section 9.1(c).

(c)

Patent Prosecution by Takeda. Subject to the last sentence of Section 9.1(a), Takeda shall have the sole right, but not the obligation, to prepare, file, prosecute, and maintain each of (i) the Takeda Patent Rights and Joint Patent Rights throughout the Territory and (ii) the Finch Patent Rights for which Finch has the first right to file, prosecute and maintain and either elects not to prosecute or that are abandoned by Finch or its licensors, each as provided in Section 9.1(b) in the relevant country(ies). With respect to Joint Patent Rights, Takeda shall use outside patent counsel reasonably acceptable to both parties, and such outside counsel shall be responsible to both Takeda and Finch, and shall use reasonable efforts to solicit both Takeda’s and Finch’s advice on material prosecution matters related thereto. Such outside patent counsel shall meet with Takeda and Finch patent counsel on a regular basis as needed to discuss strategy for the preparation, filing, prosecution and maintenance of the Joint Patent Rights. Takeda shall be solely responsible for costs associated with the Takeda Patent Rights and Finch Patent Rights for which Takeda is responsible under this Section 9.1(c), and Takeda and Finch shall equally share costs associated with the Joint Patent Rights throughout the Territory. Takeda shall promptly furnish or have furnished to Finch copies of all patents, patent applications, substantive patent office actions, and substantive responses received or filed in connection with such applications for Joint Patent Rights and Finch Patent Rights at least [***] before filing or mailing, as the case may be, and use reasonable efforts to solicit Finch’s advice and review of Joint Patent Rights and Finch Patent Rights and material prosecution matters related thereto in reasonable time prior to filing thereof, and Takeda shall consider in good faith Finch’s reasonable comments and suggestions related thereto; provided that nothing herein shall obligate Takeda to adopt or follow such comments or suggestions. If reasonably necessary, Finch shall cooperate in the preparation, filing, prosecution and maintenance of any Takeda Patent Rights (at Takeda’s expense), Finch Patent Rights (at Finch’s expense) or Joint Patent Rights (at each of Takeda’s and Finch’s expense, allocated on a pro rata basis for Joint Patent Rights prosecuted in the Major Market Countries or at Takeda’s expense for any other countries).

(d)

Patent Term Extension. Takeda shall have the right to make the final decision on patent term extension with respect to a Licensed Product. The parties will cooperate with one another in connection with any request for patent term extension under 35 U.S.C. §156 in the U.S., or analogous statutes or regulations in other jurisdictions in the Territory, for patents relating to a Licensed Product.

9.2	Enforcement.

(a)

Actual or Threatened Infringement. If either party learns of any actual or threatened infringement or misappropriation or any attack on the validity or enforceability by a Third Party with respect to Joint Patent Rights, Joint Program Intellectual Property or Licensed Technology anywhere in the Territory, such party shall promptly notify the other party and shall provide such other party with available evidence of such events.

(b)

Enforcement by Takeda. Takeda shall have the first option to pursue any enforcement or defense of Licensed Technology, Joint Program Intellectual Property and Joint Patent Rights against infringement or misappropriation, including defense against a declaratory judgment action alleging invalidity or non-infringement of any of the Licensed Technology, Joint Program Intellectual Property and Joint Patent Rights; provided, that Takeda pays all costs and expenses related to the same, keeps Finch reasonably informed of its progress and provides Finch with copies of any substantive documents related to such proceedings and reasonable notice of all such proceedings. Takeda’s costs and expenses in prosecuting or defending such matters shall be subject to expense allocation (and reimbursement, if any) in accordance with Section 9.2(e). Takeda shall notify Finch of its decision to exercise its right to enforce or defend Licensed Technology, Joint Program Intellectual Property or Joint Patent Rights as soon as possible, but not later than [***] following its discovery or receipt of notice of the alleged infringement or misappropriation.

(c)	Enforcement by Finch.

(i)

If (A) Takeda notifies Finch that it will not enforce any Licensed Technology, Joint Program Intellectual Property or Joint Patent Rights in accordance with Section 9.2(b); (B) Takeda has exhausted all legal appeals with respect to causing the alleged infringement or misappropriation to cease or causing the person alleging the infringement or misappropriation to forebear, (C) Takeda fails to bring an infringement or misappropriation action within [***] following its discovery or receipt of notice of the alleged infringement or misappropriation or (D) Takeda is not diligently pursuing an infringement or misappropriation action or diligently defending the validity or enforceability of Licensed Technology, Joint Program Intellectual Property or Joint Patent Rights at issue, then Finch shall have the right to pursue the alleged infringer or party responsible for the alleged misappropriation or take control of any action initiated by, or being defended by, Takeda at Finch’s own expense.

(ii)

Notwithstanding the foregoing (i), if Takeda has not initiated an infringement or misappropriation action as described under Section 9.2(c)(i)(C) above, or ceased to pursue such action, on the advice of outside patent counsel, then Finch agrees not to (and shall cause, to the extent Finch has the legally enforceable right to do so, its licensor(s) not to) initiate such an action without Takeda’s prior consent not to be unreasonably withheld or delayed (with the determination of reasonableness taking into account the costs of such litigation, its likelihood for success, the potential damages or settlement recovery, and the potential for exposure to counterclaims and defenses against Takeda with respect to any Takeda Patent Rights with respect to the applicable Licensed Product). In any such case, Takeda will, wherever possible under Applicable Law, substitute Finch as party plaintiff for purposes of pursuing any alleged infringer or party responsible for the alleged misappropriation, or as defendant for defending any Licensed Technology, Joint Program Intellectual Property or Joint Patent Rights. In the event that Finch fails to prevent its licensor(s) from bringing an infringement action as described above, then, at Takeda’s request, Finch shall request that such licensor execute an agreement confirming that the decision to enforce was made despite Takeda’s objection. Finch’s licensor(s) shall not be responsible for reimbursing any litigation costs and shall have no right to obtain reimbursement for its litigation costs from Takeda.

(d)

Distribution of Recovery. Any recovery of damages or other sums recovered in a proceeding or action with regard to Licensed Technology, Joint Program Intellectual Property or Joint Patent Rights handled by a party pursuant to Section 9.2(b) or 9.2(c) shall be applied first in satisfaction of any unreimbursed expenses and legal fees of the party bringing or defending the proceeding or action (the “Acting Party”) and next, if applicable, in satisfaction of the costs and expenses incurred by the other party in connection therewith, including reasonable attorneys’ fees involved in the prosecution and/or defense of any proceeding or action and, if after such reimbursement any funds shall remain from such damages or other sums recovered, the remaining recovery shall be [***]. No settlement, consent judgment or other voluntary final disposition of any suit regarding Licensed Technology, Joint Program Intellectual Property or Joint Patent Rights may be entered into without the consent of the other party, which consent shall not be unreasonably withheld.

(e)

Cooperation in Enforcement. In any infringement or misappropriation suit that either party may institute to enforce Licensed Technology, Joint Program Intellectual Property or Joint Patent Rights, or in any declaratory judgment action alleging invalidity, non-infringement or non-misappropriation of any Licensed Technology brought against Finch or Takeda, the other party shall, at the request and expense of the party initiating or defending the suit or action, cooperate and assist in all reasonable respects, having its employees testify when requested and making available relevant records, papers, information, specimens and the like. In addition, upon the reasonable request of the party instituting an action under Section 9.2(a) or 9.2(b), or if required by Applicable Law, the other party shall join such action and shall be represented using counsel of its own choice, at the requesting party’s expense; provided, that if Takeda does not initiate an action hereunder on the advice of outside patent counsel, then Finch may not require Takeda to join such action but Finch may have Takeda join such action as an involuntary party, but Takeda shall not be required to participate in such action.

(f)

Generic Entry. Notwithstanding any provisions of this Section 9.2 to the contrary, each party shall promptly give written notice to the other of any filing of which it becomes aware, for regulatory approval of a generic form of the Licensed Product if such filing becomes permissible in any country of the Territory during the term of this Agreement. Takeda shall then have the right to bring such an infringement action, in its sole discretion and at its own expense, in its own name and/or in the name of Finch using the procedure set forth in Section 9.2(b). If Takeda does not wish to bring such action it shall notify Finch promptly, in such a manner as to not prejudice such infringement action, and Finch may bring such action using the procedure set forth in Section 9.2(c). For the avoidance of doubt, if Takeda does not initiate an infringement action hereunder on the advice of outside patent counsel, then Finch agrees not to (and shall cause, to the extent Finch has the legally enforceable right to do so, its licensor(s) not to) initiate such an action without Takeda’s prior consent not to be unreasonably withheld or delayed.

9.3	Third Party Licenses; Defense of Infringement Actions.

(a)	[***].

(b)

Third Party’s Patent Rights and Know-How. Each party shall bring to the attention of the other party, as soon as possible and in no event in a timeframe that would be prejudicial to the matter, all information regarding potential infringement or misappropriation of a Third Party’s Patent Rights or Know-How as a result of the Development, Manufacture, or Commercialization of Licensed Product in the Territory. The parties shall discuss such information and decide how to handle such matter. [***].

(c)

License from a Third Party. If, as a result of the discussions contemplated by Section 9.3(a) (last sentence) or 9.3(b),the parties do elect to enter into a license agreement, then the amounts (if any) payable to a Third Party shall be addressed in accordance with Section 8.4(b); provided, however, in the event that such license concerns the potential infringement or misappropriation of a Third Party Patent Right or Know-How detected as a result of [***], then (i) [***]; and (ii) Takeda may also, beginning from the date that Takeda first makes or incurs any such payments to a Third Party, [***]; provided, that [***]. If, as a result of such discussions the parties do not elect to enter into a license, or are unable to enter into a license with such Third Party and/or the Third Party proceeds with litigation against one or both parties, then the parties shall defend in close cooperation with each other against such litigation and such matter shall be addressed in accordance with Section 12.3.

(d)

Opposition against a Third Party. If, as a result of the discussions contemplated by Section 9.3(a) (last sentence) or 9.3(b), the parties agree that it is appropriate to bring an opposition, action for declaratory judgment, nullity action, interference, declaration for non-infringement, reexamination or other attack upon the validity, title or enforceability of a Patent Right owned or controlled by a Third Party based on its’ potential adverse impact on the patent freedom-to-operate with respect to the Development, Manufacture, or Commercialization of the Licensed Product, Optimal FIN-524, Optimal FIN-525, FIN-524 Alternates and FIN-525 Alternates (“Opposition”) in the U.S., Japan and the other Major Market Countries and the agreed Opposition is brought prior to the NBE Declaration with respect to each Development Program, then Finch shall control such Opposition and shall be responsible for the costs of such Opposition. In such case, Finch shall provide Takeda with copies of any substantive documents related to such proceedings and reasonable notice of all such proceedings; provided, Takeda may itself or through its attorney offer comments and suggestions with respect to the matters that are the subject of this Section 9.3(d) and Finch shall consider such comments and suggestions. With respect to any other Opposition that is brought after the NBE Declaration with respect to each of the Development Program, Takeda shall control such Opposition and shall be responsible for the costs of such Opposition.

(e)	No Duty of Inquiry. This Section 9.3 shall not be interpreted as placing on either party a duty of inquiry regarding Third Party intellectual property rights.

10.	CONFIDENTIALITY

10.1	Confidentiality.

(a)

Confidentiality Obligation. During the term of this Agreement and for [***] thereafter, each party (i) shall maintain in confidence all Confidential Information of the other party; (ii) shall not use such Confidential Information for any purpose except as permitted by this Agreement; and (iii) shall not disclose such Confidential Information to anyone other than those of its Affiliates, sublicensees, prospective sublicensees, officers, directors, employees, consultants, agents or subcontractors who are bound by written obligations of nondisclosure and non-use no less stringent than those set forth in this Section 9 and to whom such disclosure is reasonably necessary or useful in connection with such party’s activities as contemplated in this Agreement. Each party shall ensure that such party’s Affiliates, sublicensees, prospective sublicensees, officers, directors, employees, consultants, agents and subcontractors comply with these obligations. Each party shall notify the other promptly on discovery of any unauthorized use or disclosure of the other’s Confidential Information, including, without limitation, the other’s trade secrets or proprietary information.

(b)

Permitted Disclosure. Notwithstanding the provisions of Section 10.1(a), a party receiving Confidential Information (the “Recipient”) may disclose Confidential Information to the extent such disclosure is

(i)

made in response to a valid and final order or subpoena of a court of competent jurisdiction or other governmental body of a country or any political subdivision thereof of competent jurisdiction; provided, that Recipient provides the other party with prior written notice of such disclosure (if practicable) in order to permit the other party to seek a protective order or other confidential treatment of such Confidential Information; and provided further that any Confidential Information so disclosed will be limited to that information that is legally required to be disclosed in such response to such court or governmental order or subpoena;

(ii)

otherwise required by Applicable Laws; provided, that Recipient provides the other party with prior written notice of such disclosure (if practicable) in order to permit the other party to seek a protective order or confidential treatment of such Confidential Information; and provided further that any Confidential Information so disclosed will be limited to that information that is legally required by Applicable Law to be disclosed;

(iii)

made by the Recipient to a Regulatory Authority, as required to conduct Development or obtain or maintain Regulatory Approvals; provided that reasonable efforts shall be used to ensure confidential treatment of such Confidential Information;

(iv)

made by the Recipient to a Third Party as may be necessary or useful in connection with the Development, Manufacturing or Commercialization related to the Licensed Product; provided the Third Party is bound by written confidentiality obligations no less protective that those set forth in this Agreement;

(v)	made by Recipient to a U.S. or foreign tax authority to the extent legally required by Applicable Laws to be disclosed;

(vi)

made by Recipient to its representatives or to third parties in connection with sublicensing or financing activities of the Recipient; provided that the Third Party is bound by written confidentiality obligations no less protective that those set forth in this Agreement;

(vii)

made by Recipient or any of its representatives in the filing or publication of Patent Rights relating to the Licensed Product to the extent such disclosure in the filing or publication of Patent Rights is reasonably necessary for support of the Patent Rights;

(viii)	made by Recipient to comply with Applicable Laws related to securities laws disclosure requirements or any disclosure requirements of any applicable stock market or securities exchange;

(ix)	with respect to Confidential Information comprising CMC Pre-Transition Program Data and Results, made by Recipient to bona fide Third Party collaborators, contractors, and service providers; or

(ix)	made by Recipient in compliance with Section 10.3.

10.2	Publications.

(a)

Proposal of Publication. Each party recognizes the mutual interest in obtaining valid patent protection and in protecting business interests and trade secret information. Consequently, except for disclosures permitted pursuant to Section 10.1(b), if a party wishes to make a publication containing (i) any Finch Intellectual Property or subject of Finch Patent Rights, or (ii) any Takeda Intellectual Property or subject of Takeda Patent Rights, the party disclosing or submitting such proposed publication (“Submitting Party”) shall send the other party (“Responding Party”) by expedited delivery a copy of the proposed publication to be submitted and shall allow the Responding Party a reasonable time period (but no more than [***] from the date of confirmed receipt) in which to determine whether the proposed publication contains subject matter for which patent protection should be sought (prior to publication of such proposed publication) for the purpose of protecting an invention, or whether the proposed publication contains Confidential Information of the Responding Party. Following the expiration of applicable time period for review, the Submitting Party shall be free to submit such proposed publication for publication and publish or otherwise disclose to the public such scientific or clinical results, subject to the procedures set forth in Section 10.2(b).

(b)

Review Process. If the Responding Party believes that the subject matter of the proposed publication contains Confidential Information or a patentable invention of the Responding Party, then prior to the expiration of the applicable time period for review, the Responding Party shall notify the Submitting Party in writing of its determination that such proposed publication contains such information or subject matter for which patent protection should be sought. On receipt of such written notice from the Responding Party, the Submitting Party shall delay public disclosure of such information or submission of the proposed publication for an additional period of [***] to permit preparation and filing of a patent application on the disclosed subject matter. The Submitting Party shall thereafter be free to publish or disclose such information, except that the Submitting Party may not disclose any Confidential Information of the Responding Party in violation of Sections 10.1 and 10.2; provided that the parties shall use reasonable efforts to provide scientifically meaningful equivalent information that is not Confidential Information for use in such disclosure.

10.3 Publicity. No public announcement or disclosure may be made by any party with respect to the subject matter of this Agreement without the prior written consent of the other party; provided, that the provisions of this Section 10.3 will not prohibit (a) any disclosure required by any applicable legal requirement, including any legal requirement or listing standard of any exchange or quotation system on which the disclosing parties securities are listed or traded or to be listed or traded (in which case the disclosing party will provide the other party with the opportunity to review in advance the disclosure and to contest the same, including reasonable opportunity to seek a protective order or to seek confidential treatment of such disclosures under Rule 24b-2 of the Securities Exchange Act of 1934, as amended), (b)

any disclosure made in connection with the enforcement of any right or remedy relating to this Agreement, (c) any disclosure made by Finch or Takeda to their respective employees, collaborators, licensors, licensees, contract research organizations, business partners, investors, potential investors, lenders and potential lenders provided the person receiving the disclosure has undertaken a confidentiality obligation to Finch or Takeda, as the case may be, substantially similar to the confidentiality obligations the parties have undertaken to each other under this Agreement, or (d) any disclosure made pursuant to a press release in a form mutually agreed to by the parties (or any other subsequent disclosure containing substantially similar information). A mutually agreed upon press release announcing the execution of this Agreement is attached hereto as Attachment 3.

11.	REPRESENTATIONS AND WARRANTIES

11.1 Authorization; Enforceability. Each of Takeda and Finch represent and warrant to the other that, as of the Restatement Effective Date: (a) it is a corporation duly organized and validly existing under the laws of its jurisdiction of organization and has all requisite power and authority to enter into this Agreement;

(b) it is duly authorized by all requisite action to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby, and that the same do not conflict or cause a default with respect to such party’s obligations under any other agreement; (c) it has duly executed and delivered this Agreement; (d) it is authorized to disclose any and all Confidential Information made available to the other party pursuant to this Agreement; and (e) it will comply at all times with the provisions of the Generic Drug Enforcement Act of 1992 and upon request will certify in writing to the other party that neither it, its employees nor any person providing services for such party under this Agreement has been debarred under the provisions of such act.

11.2 Additional Representations, Warranties and Covenants of Finch. Finch further represents, warrants and covenants to Takeda as follows:

(a)

Finch has no knowledge as of the Restatement Effective Date of any claims, judgments or settlements against Finch or its licensor(s) pending, or threatened, that invalidate or seek to invalidate the Finch Patent Rights. Finch has no knowledge of any pending litigation against Finch or any Affiliate of Finch or any licensor of Finch that alleges that any of Finch’s activities relating to the Licensed Products have violated, or by Developing Licensed Products would violate, any of the intellectual property rights of any Third Party (nor has it received any written communication threatening such litigation).

(b)

Finch has not previously assigned, transferred, conveyed or otherwise encumbered and will not assign, transfer, convey or otherwise encumber its right, title and interest in the Licensed Technology in a manner inconsistent with the terms hereof. There is and will be no agreement to which Finch is a party and by which it is bound that would conflict with or be breached by Finch granting Takeda the licenses in Section 2.1(a).

(c)

Finch is and will be the sole and exclusive owner of the Licensed Technology owned by Finch and no other Person has any claim of ownership with respect to the Licensed Technology. Finch has and will maintain the right to grant the license granted to Takeda under Section 2.1(a) on the terms set forth herein.

(d)

Finch has obtained the assignment of all interests and all rights of any and all third parties (including employees) involved in the creation of the Finch Intellectual Property owned by Finch, and Finch has taken and will take reasonable measures to protect the confidentiality of the confidential Finch Intellectual Property to the extent that a failure to do so would have a material adverse effect on Takeda’s ability to Develop and Commercialize Licensed Products as contemplated by this Agreement.

(e)

Finch has no knowledge as of the Restatement Effective Date of any use, infringement or misappropriation of the Finch Intellectual Property in derogation of the rights granted to Takeda in this Agreement.

(f)

There are no investigations, inquiries, actions or other proceedings pending before any Regulatory Authority or other government agency with respect to the Licensed Products being Developed by Finch, and Finch has not received written notice threatening any such investigation, inquiry, action or other proceeding and Finch has no knowledge that any of its licensors has received any such written notice.

(g)

Finch has and will maintain a right to access and use the OpenBiome Resources and any other resources necessary for Finch to fulfil its responsibilities under this Agreement that are subject to an agreement with a Third Party as of the Restatement Effective Date. Finch shall not amend, without the prior written consent of Takeda (such consent not to be unreasonably withheld or delayed), or voluntarily terminate, any of its rights under any Existing Agreement, in any manner that would materially and adversely affect Takeda’s rights and benefits under this Agreement during the term of this Agreement.

As used in this Section 11.2, “Knowledge” means to the actual knowledge of an officer or employee of Finch.

11.3	Disclaimers.

(a)

EXCEPT FOR THE WARRANTIES EXPRESSLY MADE IN SECTIONS 11.1 AND 11.2, NEITHER PARTY MAKES ANY OTHER REPRESENTATION OR WARRANTY, EITHER EXPRESS OR IMPLIED (WHETHER WRITTEN OR ORAL), INCLUDING ANY WARRANTY OF DESIGN, MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, AND NON- INFRINGEMENT OF THE INTELLECTUAL PROPERTY RIGHTS OF THIRD PARTIES, ARISING FROM A COURSE OF DEALING, USAGE OR TRADE PRACTICES, IN ALL CASES WITH RESPECT THERETO.

(b)

THE REPRESENTATIONS AND WARRANTIES OF EACH OF FINCH AND TAKEDA EXTEND ONLY TO THE OTHER PARTY. NEITHER PARTY WILL BE LIABLE FOR ANY CLAIM OR DEMAND AGAINST SUCH OTHER PARTY BY A THIRD PARTY, EXCEPT TO THE EXTENT PROVIDED IN SECTIONS 12.2 AND 12.3.

12.	RISK ALLOCATION

12.1 Limitation of Liability. EXCEPT FOR BREACH OF CONFIDENTIALITY OBLIGATIONS UNDER SECTION 10.1 AND EXCEPT AS OTHERWISE PROVIDED IN SECTIONS 12.2 AND 12.3 WITH RESPECT TO THIRD PARTY CLAIMS, IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER FOR LOST PROFITS OR SAVINGS OR FOR ANY INDIRECT, INCIDENTAL, CONSEQUENTIAL, SPECIAL, PUNITIVE OR EXEMPLARY DAMAGES IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, HOWEVER CAUSED, UNDER ANY THEORY OF LIABILITY.

12.2 Third Party Claims (Excluding Infringement). Subject to the provisions of Section 12.4, each of Finch and Takeda (each, in such capacity, an “Indemnifying Party”) will defend, indemnify and hold harmless the other party, its subsidiaries, parent corporations, Affiliates, officers, directors, partners, members, shareholders, employees, agents, and their successors and assigns (each, in such capacity, an “Indemnified Party”) from and against any claim, suit, demand, loss, damage, expense (including reasonable attorneys’ fees of Indemnified Party(ies) and those that may be asserted by a Third Party) or liability including claims for death or personal injury (collectively, “Losses”) imposed upon the Indemnified Party(ies) by any Third Party arising from or related to: (a) any material breach of the Indemnifying Party’s representations and warranties (and covenants) under this Agreement; or (b) any negligence or intentional misconduct by the Indemnifying Party (or its employees, agents, representatives, Affiliates, licensees, sublicensees or distributors) in performing its obligations under this Agreement; or (c) (with respect to Takeda as an Indemnifying Party) the labeling, packaging, package insert, other materials or promotional claims with respect to any Licensed Product or the Manufacture, Commercialization, use or other disposition of such Licensed Product by Takeda or by an Affiliate, licensee, sublicensee, distributor or agent of Takeda; or (d) (with respect to Finch as an Indemnifying Party) any activities in the Development or Manufacture (including the use or other disposition of such Licensed Product) by Finch or by an Affiliate, licensor (including OpenBiome), contractor or agent of Finch. The foregoing indemnification action shall not apply in the event and to the extent that such Losses arose as a result of any Indemnified Party’s negligence, intentional misconduct or breach of this Agreement.

12.3	Infringement Indemnification.

(a)

Subject to the provisions of Section 12.4, Finch shall defend, indemnify and hold harmless the Takeda Indemnified Party(ies) from and against any Losses imposed upon them by any Third Party and arising from or related to a Third Party claim that (i) use of Finch Intellectual Property or practice of the Finch Patent Rights by or on behalf of Takeda in accordance with the terms of this Agreement or (ii) use of Finch’s computational system and databases violates or infringes the intellectual property rights of any Third Party that qualify as a Required Third Party License. Finch shall have no liability or obligation to Takeda under this Section 12.3(a) in the event and to the extent that the alleged infringement results from willful misconduct or negligent acts or omissions of Takeda or its Affiliates, or its or their respective employees, officers, directors or agents.

(b)

Subject to the provisions of Section 12.4, Takeda shall defend, indemnify and hold harmless the Finch Indemnified Party(ies) from and against any Losses imposed upon them by any Third Party and arising from or related to a Third Party claim that use of the Takeda Intellectual Property or practice of the Takeda Patent Rights by Finch in accordance with the terms of this Agreement violates or infringes the intellectual property rights of any Third Party. Takeda shall have no obligation or liability to Finch under this Section 12.3(b) in the event and to the extent that the alleged infringement (i) is covered by Section 12.3(a) or (ii) results from willful misconduct or negligent acts or omissions of Finch or its Affiliates, or its or their respective employees, officers, directors or agents.

(c)

If any notice of infringement or misappropriation is received by, or a suit is initiated against, Takeda or Finch by a Third Party concerning the Development, Manufacture or Commercialization of Licensed Product in the Territory, the parties shall consult in good faith regarding the best response before either party responds to the Third Party. The parties will share equally the out-of-pocket costs and expenses of matters arising pursuant to this Section 12.3(c), but the allocation of any other costs shall be subject to Section 12.3(a) and 12.3(b), as applicable.

(d)

For the avoidance of doubt, with respect to any infringement action brought against Finch, Takeda or both parties alleging infringement, that is not subject to this Section 12.3: (i) Takeda shall have the final right to control such defense (including, settlement therefor) if Takeda is the sole defendant, (ii) Finch shall have the final right to control such defense (including settlement) therefor if Finch is the sole defendant and (iii) the parties shall jointly control such defense (including settlement therefor) if the parties are joint defendants and each party shall bear its own cost incurred, including its internal cost.

12.4 Procedure. To receive the benefit of indemnification under Sections 12.2 or 12.3, the Indemnified Party must (a) promptly notify the Indemnifying Party of a claim or suit; provided, that failure to give such notice shall not relieve Indemnifying Party of its indemnification obligations except where, and solely to the extent that, such failure actually and materially prejudices the rights of Indemnifying Party; (b) provide reasonable cooperation to the Indemnifying Party (and its insurer), as reasonably requested, at Indemnifying Party’s cost and expense; and (c) tender to the Indemnifying Party (and its insurer) full authority to defend or settle the claim or suit; provided that no settlement requiring any admission by the Indemnified Party or that imposes any obligation on the Indemnified Party shall be made without the Indemnified Party’s consent. Neither party has any obligation to indemnify the other party in connection with any settlement made without the Indemnifying Party’s written consent. The Indemnified Party has the right to participate at its own expense in the claim or suit and in selecting counsel therefor.

12.5 Insurance. Not later than [***] before the date on which Takeda or any Affiliate or sublicensee of Takeda, or Finch or any Affiliate or sublicensee of Finch shall, on a commercial basis, make, use, or sell any Licensed Products, and at all times thereafter until the expiration of all applicable statutes of limitation pertaining to any such manufacture, marketing, possession, use, sale of other disposition of any Licensed Products, Takeda will, at its expense, and Finch will, at its expense, obtain and maintain in full force and effect, comprehensive general liability insurance, including product liability insurance and clinical trial insurance with a minimum coverage of $[***] per occurrence and $[***] annual aggregate. Such insurance shall name the other party as an additional insured and shall provide for at least [***] notice to the other party of any cancellation or termination. Notwithstanding the foregoing, Takeda may elect to self-insure with respect to any insurance coverage it is required to obtain hereunder as part of a comprehensive self-insurance program adopted by Takeda.

13.	TERM AND TERMINATION

13.1 Term. This Agreement shall take effect as of the Original Effective Date and shall remain in effect until the expiration of the last to expire Royalty Term hereunder, unless sooner terminated in accordance with Section 13.2. Thereafter, Takeda shall have a fully paid-up, royalty-free, perpetual license to Finch Intellectual Property and Finch’s interests in Joint Program Intellectual Property to make, have made, use, import, promote, distribute, sell, offer for sale and otherwise exploit the Licensed Products in the Territory.

13.2	Termination.

(a)

By Either Party (Breach). Either party may terminate this Agreement with [***] notice if the other party commits a material breach (excluding non-payment), unless the breach is cured within the [***] notice period; provided, that with respect to non-payment breaches the notice and cure period shall be reduced to [***]; and provided further, that the [***] cure period may be extended if (i) the Joint Steering Committee unanimously determines that the breaching party is in the process of attempting in good faith to cure such breach, or (ii) the existence of a material breach is the subject of an Arbitration Request.

(b)

By Takeda (Without Cause). Takeda shall have the right to terminate this Agreement, in part or whole, on a Development Program basis, at any time after the Original Effective Date by providing [***] prior written notice to Finch. After delivery of such notice, with respect to the relevant Development Program, [***].

(c)

By Takeda (Valid Safety Issue). Notwithstanding the notice period applicable to termination under Section 13.2(b), Takeda may terminate this Agreement, in part or whole, on a Development Program basis, immediately following the withdrawal of Licensed Product from any market as a result of bona fide concerns based on specific and verifiable information that the Licensed Product is unsafe for administration to humans.

(d)	By Mutual Agreement. The parties may terminate this Agreement, in part or whole, on a Development Program basis, at any time upon mutual written agreement of the parties.

13.3	Effect of Termination.

(a-1)

General Effect. If termination is made by Finch pursuant to Section 13.2(a) or by Takeda pursuant to Section 13.2(b), with respect to the terminated Development Program, then the following shall apply:

(i)	the parties will terminate all tasks then in process in an orderly manner, as soon as practical and in accordance with a schedule agreed to by Takeda and Finch;

(ii)

each party shall pay to the other party any monies due and owing up to the time of termination, including monies due in respect of Development activities undertaken through the date of termination even if such monies are not payable under the terms of Section 4.4 until a date following termination;

(iii)

each party shall return to the other party or certify in writing to the other party that it has destroyed all documents and other tangible items it or its employees or agents have received or created pertaining, referring or relating to the Confidential Information or Program Intellectual Property owned solely by the other party; provided, that a party is permitted to retain one copy of such materials in its legal files to be used to verify compliance with its obligations hereunder,

(iv)

Takeda shall, at Finch’s written request and at Takeda’s sole cost and expense, promptly assign and transfer to Finch, all of Takeda’s right, title, and interest in and to all Regulatory Filings, Regulatory Approvals, clinical trial agreements, and shall grant a royalty-free and non- exclusive license to use other data relating to the use, sale, offer for sale or importation of the Licensed Product in the Field in the Territory, including

(A)	data, materials, and information relating to non-clinical, pre-clinical and clinical activities and clinical trials;

(B)

copies of all correspondence and conversation logs (to the extent available) with Regulatory Authorities solely relating to the pre-clinical and clinical Development of Licensed Products in the Field in the Territory, and

(C)

samples of promotional, sales, marketing, and educational materials for the Licensed Product that describe the features or benefits of the Licensed Product, as such materials then currently exist that are related exclusively to the use, sale, offer for sale or importation of the Licensed Product in the Field (each of which shall be transferred in any event within [***] after Takeda’s receipt of such request);

provided, in each case solely to the extent directly related to, and actually used by Takeda in connection with, the Licensed Products as of the effective date of termination. Takeda shall cooperate with Finch in the assignment and transfer pursuant to this Section 13.3(a) to ensure that any ongoing Development or Commercialization continues with minimal disruption and to the extent any materials described in clause (iv) are not transferable, Takeda shall use Commercially Reasonable Efforts to make such materials available to Finch. If Takeda, at the time a termination notice is delivered pursuant to Section 13.2(a) or 13.2(b), is Manufacturing Licensed Products pursuant to Section 7 then for a period of up to [***] (which shall include any technical transfer period required by Finch to transition supply to a Third Party) following such termination, Takeda shall supply Finch with Licensed Product in accordance with the terms of a supply agreement between the parties to be negotiated within [***] of the date on which a party delivers the termination notice to the other party.

(a-2)

Special Effect. If termination is made by either party pursuant to Section 13.2(a), then the restrictions set forth in Section 2.1(d)(i) shall not apply to the terminating party once the cure period expires in accordance with Sections 13.2(a) and 14, and the terminating party may use any Joint Program Intellectual Property or Joint Patent Rights for any purposes based on its interest therein.

(b)

Effect on Sublicensee. In the event the license granted to Takeda under Section 2.1(a) terminates for any reason, each of Takeda’s Third Party sublicensees at such time shall continue to have the rights and licenses set forth in their sublicense agreements; provided, that such sublicensee agrees in writing that (i) Finch is entitled to enforce all relevant provisions directly against such sublicense and (ii) Finch shall not assume, and shall not be responsible to such sublicensee for, any representations, warranties or obligations of Takeda to such sublicensee, other than to permit such sublicensee to exercise any rights to Licensed Products that are sublicensed under such sublicense agreement; and provided further, that Takeda shall have no liability to Finch for any action or inaction of the sublicensees under any continuing license to the sublicensee.

(c)

No Further Liability. Except as otherwise provided herein, neither party shall be liable to the other party for any compensation or damages by reason of termination of this Agreement in accordance with this Section 13.

(d)

Survival and Acceleration of Pre-Accrued Obligations. Nothing herein shall be construed to release either party of any obligation which matured prior to the effective date of any termination. Either party’s liability for any uncontested charges, payments or expenses due to the other party that accrued prior to the termination date shall not be extinguished by termination, and such amounts (if not otherwise due on an earlier date) shall be immediately due and payable on the termination date.

13.4 Survival. Sections 1, 2.1(d) (except for 2.1(d)(v)), 2.2, 2.3(d) (except for 2.3(d)(ii), 4.4(e), 8.5 through 8.7, 10, 11, 12, 13.3, 14, 15.1, 15.2 and 15.7 through 15.13 shall survive any termination or expiration of this Agreement.

14.	DISPUTE RESOLUTION

14.1 Issue Resolution. Unless otherwise set forth in this Agreement, in the event of a dispute arising out of, in connection with or under this Agreement between the parties, including disputes that cannot be resolved by the Joint Steering Committee, the parties shall refer such dispute to the parties’ executive officers, and such executive officers shall attempt in good faith to resolve such dispute. If the parties are unable to resolve a given dispute pursuant to this Section 14.1 within [***] of referring such dispute to the executive officers, such dispute shall be resolved by binding arbitration in the manner described in Section 14.2.

14.2	Arbitration.

(a)

Arbitration Request. If a party intends to begin an arbitration to resolve a dispute arising under this Agreement after the provisions of Section 14.1 have been exhausted, such party shall provide written notice (the “Arbitration Request”) to the other party of such intention and the issues for resolution. From the date of the Arbitration Request and until such time as the dispute has become finally settled, the running of the time periods as to which a party must cure a breach of this Agreement becomes suspended as to the subject matter of the dispute. Unless the parties otherwise agree in writing, during the period of time that any arbitration proceeding is pending under this Agreement, the parties shall continue to comply with all those terms and provisions of this Agreement that are not the subject of the pending arbitration proceeding. The arbitration proceeding shall be conducted in accordance with the Commercial Arbitration Rules and Supplementary Procedures for Large Complex Disputes of the American Arbitration Association (the “AAA”) and otherwise as set forth in this Section 14.2.

(b)

Addition of Issues. Within [***] after the receipt of the Arbitration Request, the other party may, by written notice, add additional issues for resolution; provided, that such issues have been subject to Section 14.1 and relate directly to the matter that is the subject of the applicable Arbitration Request.

(c)

AAA Arbitration. The arbitration shall be conducted by one (1) arbitrator selected in accordance with the AAA Commercial Arbitration Rules and Supplementary Procedures for Large Complex Disputes as modified below, unless the matter in dispute has a value of at least [***] and either party wishes to have the arbitration conducted by a panel of three (3) arbitrators. The arbitrator(s) shall be experienced in the subject matter of the Arbitration Request as it applies to the biotechnology or pharmaceutical business. The parties shall cooperate to attempt to select the arbitrator(s) by agreement within [***] of the initiation of arbitration. If agreement cannot be reached within such [***], then that AAA will submit a list of [***] qualified arbitrators from which each party shall strike unacceptable entries; provided that each party shall not strike more than [***] of the names without cause, and rank the remaining names. The AAA shall appoint the arbitrator(s) with the highest combined ranking(s). If these procedures fail to result in selection of the required number of arbitrators, the AAA shall appoint the arbitrator(s), allowing each side challenges for cause. The arbitration shall be held in New York, New York and all proceedings and communications shall be conducted in English. The parties each use their best efforts to have the arbitration hearing held as soon as practicable and in any event within [***] after the selection of the arbitrator(s). At least [***] prior to the arbitration hearing, each party shall submit to the other party and the arbitrator(s) a copy of all exhibits on which such party intends to rely at the hearing, a pre-hearing brief [***], and a proposed ruling [***]. The proposed ruling shall be limited to proposed rulings and remedies on each issue, and shall contain no argument on or analysis of the facts or issues. Within [***] after close of the hearing, each party may submit a post-hearing brief [***] to the arbitrator(s).

(d)

Injunctions. Either party may apply first to the arbitrators for interim injunctive relief until the arbitration decision is rendered or the arbitration matter is otherwise resolved; provided, that if such party determines that such injunctive relief cannot be awarded in a timeframe adequate to protect such party’s interests, then a party may, without waiving any right or remedy under this Agreement, seek from any court having jurisdiction any injunctive or provisional relief necessary to protect the rights or property of that party pending resolution of the arbitration matter pursuant to this Section 14.2. The arbitrators shall have no authority to award punitive or any other type of damages not measured by a party’s compensatory damages. The parties further agree that the decision of the arbitrators shall be the sole, exclusive and binding remedy between them regarding determination of arbitration matters presented.

(e)

Disputed/Suspended Performance. The parties hereby agree that any disputed performance or suspended performance pending the resolution of an arbitration matter that the arbitrators determine to be required to be performed by a party must be completed within a reasonable time period following the final decision of the arbitrators.

(f)

Arbitration Costs. Each party shall bear its own attorneys’ fees, costs, and disbursements arising out of the arbitration, and shall pay an equal share of the fees and costs of the arbitrators; provided, however, that the arbitrators shall be authorized to determine whether a party is the prevailing party, and if so, to award to that prevailing party reimbursement for its reasonable attorneys’ fees, costs and disbursements (including, for example, expert witness fees and expenses, photocopy charges and travel expenses), and/or the fees and costs of the arbitrators.

(g)

Confidentiality. Except to the extent necessary to confirm an award or decision or as may be required by Applicable Laws, neither a party nor an arbitrator may disclose the existence, content, or results of an arbitration without the prior written consent of both parties.

(h)

Suspension of Termination Right. The parties agree that, in the event of an arbitration matter involving the alleged breach of this Agreement, neither party may terminate this Agreement until resolution of such matter pursuant to this Section 14.2, and any time period for cure will only commence after such resolution.

(i)

Waiver of Jury and Other Rights in Court Litigation. By agreeing to this binding arbitration provision, the parties understand that they are waiving certain rights and protections which may otherwise be available if a dispute between the parties were determined by litigation in court, including the right to seek or obtain certain types of damages precluded by this provision, the right to a jury trial, certain rights of appeal, and a right to invoke formal rules of procedure and evidence.

15.	GENERAL PROVISIONS

15.1 Governing Law. This Agreement shall be governed and construed in accordance with the internal, substantive laws of the State of New York, U.S. to the exclusion of any choice or conflict of laws rule or provision that would result in the application of the substantive law of any other jurisdiction. Notwithstanding the foregoing, with respect to any dispute relating to the determination of scope, validity or enforceability of any Patent Rights, the parties consent to the exclusive jurisdiction of the courts of the country the Applicable Laws of which cause that Patent Right to come into being and where such courts have jurisdiction, and the dispute shall be determined according to the laws of that country, except as provided in Section 2.2(b). The United Nations Convention on Contracts for the International Sale of Goods shall not apply to the transactions contemplated by this Agreement.

15.2 Amendment and Waiver. No provision of or right under this Agreement shall be deemed to have been waived by any act or acquiescence on the part of either party, its agents or employees, but only by an instrument in writing signed by an authorized officer of each party. No waiver by either party of any breach of this Agreement by the other party shall be effective as to any other breach, whether of the same or any other term or condition and whether occurring before or after the date of such waiver.

15.3 Independent Contractors. Each party represents that it is acting on its own behalf as an independent contractor and is not acting as an agent for or on behalf of any Third Party. This Agreement and the relations hereby established by and between Takeda and Finch do not constitute a partnership, joint venture, franchise, agency or contract of employment. Neither party is granted, and neither party shall exercise, the right or authority to assume or create any obligation or responsibility on behalf of or in the name of the other party or its Affiliates. Each party shall be solely responsible for compensating all its personnel and for payment of all related FICA, workers’ compensation, unemployment and withholding taxes. Neither party shall provide the other party’s personnel with any benefits, including but not limited to compensation for insurance premiums, paid sick leave or retirement benefits.

15.4 Assignment. Subject to Section 15.5, neither party may assign this Agreement or any of its rights and obligations under this Agreement without the prior written consent of the other party; provided, that either party may assign this Agreement to (a) any Person to which such party transfers all or substantially all of its assets to which this Agreement relates or with which such party is consolidated or merged; (b) any Person that owns a majority of the voting stock of such party; or (c) an Affiliate of the assigning party; provided, further, that in each instance the assignee expressly assumes all obligations imposed on the assigning party by this Agreement in writing and the other party is notified in advance of such assignment.

This Agreement shall bind and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

15.5 Compliance of Anti-bribery. In performing this Agreement, each party and its director, officer, employee, consultant, contractor and agents of each party or Affiliates (collectively, “Representatives”) (a) shall not offer to make, make, promise, authorize or accept any payment or giving anything of value, including, but not limited to, bribes, either directly or indirectly to any public official, Regulatory Authority or anyone else for the purpose of influencing, inducing or rewarding any act, omission or decision in order to secure an improper advantage, or obtain or retain business and (b) shall comply with all applicable anti- corruption and anti-bribery laws and regulations. Each party shall notify the other immediately upon becoming aware of any breach of its obligations under this Section 15.5.

15.6 Application to Affiliates. It is understood and agreed that for purposes of the definitions of Takeda Intellectual Property, Takeda Patent Rights, Finch Intellectual Property and Finch Patent Rights and for purposes of Section 11.3, the term “Affiliate” shall exclude any third party that becomes an Affiliate of Finch or Takeda after the Original Effective Date by way of

[***].

15.7 Notices. Any notice to be given under this Agreement must be in writing and delivered either in person, or by (a) overnight courier by FedEx or DHL, or (b) facsimile confirmed thereafter by any of the foregoing, to the party to be notified at its address(es) given below, or at any address such party may designate by prior written notice to the other in accordance with this Section 15.7. Notice shall be deemed sufficiently given for all purposes upon the earliest of: (i) the date of delivery if delivered in person; or (ii) if sent by facsimile, the date of confirmation of receipt if during the recipient’s normal business hours, or (iii) if delivered by overnight courier the next Business Day.

If to Takeda: Millennium Pharmaceuticals, Inc.

  40 Landsdowne Street,

  Cambridge, MA 02139

  Attention: [***]

with a copy to: Takeda Pharmaceutical Company Limited

                           1-1, Doshomachi 4-chome, Chuo-ku

Osaka 540-8645, JAPAN

Attention: Japan Legal

If to Finch: Finch Therapeutics, Inc.

                  200 Inner Belt Road, 4th Floor

                  Somerville, Massachusetts 02143

                  Attention: President

                  Facsimile: [***].

15.8 Severability. In the event any provision of this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other term or provision hereof. The parties agree that they will negotiate in good faith or will permit a court to replace any provision hereof so held invalid, illegal or unenforceable with a valid provision which is as similar as possible in substance to the invalid, illegal or unenforceable provision.

15.9 Captions. Captions of the sections and subsections of this Agreement are for reference purposes only and do not constitute terms or conditions of this Agreement and shall not limit or affect the meaning or construction of the terms and conditions hereof.

15.10 Word Meanings. Words such as herein, hereinafter, hereof and hereunder refer to this Agreement as a whole and not merely to a section or paragraph in which such words appear, unless the context otherwise requires. The singular shall include the plural, and each masculine, feminine and neuter reference shall include and refer also to the others, unless the context otherwise requires, the word “or” is used in the inclusive sense (and/or) and the word “including” is used without limitation and means “including without limitation”.

15.11 Entire Agreement. The terms and provisions contained in this Agreement (including the Attachments) constitute the entire understanding of the parties with respect to the transactions and matters contemplated hereby and supersede all previous communications, representations, agreements and understandings relating to the subject matter hereof, including the Confidentiality Agreement dated August 3rd, 2016. No representations, inducements, promises or agreements, whether oral or otherwise, between the parties not contained in this Agreement shall be of any force or effect. No agreement or understanding extending this Agreement or varying its terms (including any inconsistent terms in any purchase order, acknowledgment or similar form) shall be binding upon either party unless it is in a writing specifically referring to this Agreement and signed by a duly authorized representative of the applicable party.

15.12 Rules of Construction. The parties agree that they have participated equally in the formation of this Agreement and that the language and terms of this Agreement shall not be construed against either party by reason of the extent to which such party or its professional advisors participated in the preparation of this Agreement.

15.13 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

15.14 Force Majeure. Except as otherwise provided in this Agreement, in the event that a delay or failure of a party to comply with any obligation created by this Agreement is caused by a Force Majeure condition, that obligation shall be suspended during the continuance of the Force Majeure condition.

15.15 Further Assurances. Each party covenants and agrees that, subsequent to the execution and delivery of this Agreement and without any additional consideration, it will execute and deliver any further legal instruments and perform any acts which are or may become reasonably necessary to effectuate the purposes of this Agreement.

List of Attachments

Attachment 1 Development Plan

Attachment 2 Finch Patent Right

Attachment 3 Press Release

{Signature page follows}

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed on their behalf by their duly authorized representatives as of the Restatement Effective Date.

FINCH THERAPEUTICS, INC.

By:	/s/ Mark Smith
Name:	Mark Smith
Title:	CEO

MILLENNIUM PHARMACEUTICALS, INC.

By:	/s/ Nenad Grmusa
Name:	Nenad Grmusa
Title:	Head of CEI, Takeda Pharmaceuticals International Co.

Attachment 1

Development Plan

[***]

Attachment 2

Finch Patent Rights

[***]

Attachment 3

Press Release

Finch Therapeutics Expands Collaboration with Takeda to Develop Microbiome-Based Therapeutics Using Finch’s Human-First Discovery™ Platform

Finch & Takeda to target Crohn’s disease under expanded collaboration

Somerville, MA – X, 2019 – Finch Therapeutics Group, Inc. (“Finch”) announced today the expansion of its collaboration with Takeda Pharmaceutical Company Limited (“Takeda”) to develop microbiome- based therapeutics using Finch’s Human-First Discovery™ platform. Under the terms of the expanded agreement, Finch and Takeda will utilize Finch’s platform to target Crohn’s disease, a form of inflammatory bowel disease (IBD). This collaboration builds upon Finch and Takeda’s 2017 agreement to utilize Finch’s platform to develop a therapy for ulcerative colitis, another form of IBD.

Finch’s Human-First Discovery platform enables the development of Full-Spectrum Microbiota® (FSM®) therapies that contain a diverse community of microbiota from human donors, as well as Rationally- Selected Microbiota® (RSM™) therapies that contain select bacterial strains, grown in pure culture, that have been linked to favorable clinical outcomes in human microbiota transplantation studies. In collaboration with Takeda, Finch’s first RSM product, FIN-524, is advancing through pre-clinical development for the treatment of ulcerative colitis.

“We are pleased to expand our collaboration with Takeda,” said Mark Smith, Ph.D., CEO of Finch. “We’ve had a very fruitful partnership with Takeda on the development of FIN-524, and we look forward to utilizing the knowledge we’ve built together to pursue the development of new therapeutic options for an even wider group of patients battling IBD.”

“We’ve seen the promise of Finch’s Human-First Discovery platform for the development of a completely new type of treatment for inflammatory bowel disease,” said Gareth Hicks, Ph.D., Head, Gastroenterology Drug Discovery Unit at Takeda. “Through our work with Finch to understand the therapeutic potential of the microbiome, we hope to develop new treatment options that make a meaningful difference for individuals living with IBD.”

Under the terms of the agreement, Takeda will receive exclusive worldwide rights to commercialize an RSM product developed for Crohn’s disease. Financial terms of the agreement were not disclosed.

About Finch Therapeutics

Finch Therapeutics Group, Inc. (Finch) is developing novel microbiome-based therapeutics to serve patients with serious unmet medical needs. Built on 30 years of translational research at OpenBiome, MIT, University of Minnesota and the Center for Digestive Diseases, Finch uses Human-First Discovery™ to develop therapies from microbes that have demonstrated clinically significant impacts on patient outcomes. Finch is unique in having both a donor-derived Full-Spectrum Microbiota® (FSM®) product platform and a Rationally-Selected Microbiota® (RSM™) product platform based on microbes grown in pure culture. Finch’s lead program, CP101, is an investigational FSM product with Breakthrough Therapy designation from the FDA for prevention of recurrent C. difficile infection. Finch also has FastTrack designation from the FDA for a program to develop an FSM therapy for children with Autism Spectrum Disorder.

Finch’s RSM platform employs machine-learning to mine Finch’s unique clinical datasets, reverse engineering successful clinical experience to identify the key microbes driving patient outcomes. Finch has a strategic partnership with Takeda to develop FIN-524, an investigational RSM product for ulcerative colitis.

Finch is using a rich foundation of clinical data to advance its pipeline, leveraging proof-of-principle results to evaluate target indications and inform the design of this new therapeutic class.

CP101 is not approved in any country. The FDA’s Breakthrough Therapy designation does not constitute or guarantee future approval or alter the standards for approval.

Full-Spectrum Microbiota, FSM, Rationally-Selected Microbiota, RSM, and Human-First Discovery are trademarks of Finch Therapeutics Group, Inc.

[INSERT FORWARD-LOOKING STATEMENTS]

CONTACTS

For Finch:

Gabriella Linville-Engler media@finchtherapeutics.com